JOBS ACT / REGULATION A / TIER 1	CF FUND II, LLC	OFFERING CIRCULAR

OFFERING CIRCULAR

For

CF FUND II, LLC

a Pennsylvania Limited Liability Company

SECURITIES OFFERED	:	PROMISSORY NOTES
TOTAL AMOUNT OF SECURITIES OFFERED	:	Maximum 800 Promissory Notes
MAXIMUM OFFERING AMOUNT	:	$20,000,000
MINIMUM INVESTMENT AMOUNT	:	$50,000
CONTACT INFORMATION	:	3440 Lehigh Street Box 163
		Allentown, PA 18103
		(484)712-7372

CF Fund II, LLC, (the “LLC” or “Company”) is a Pennsylvania limited liability company. The Company is hereby offering (the “Offering”) by means of this offering circular (the “Offering Circular”) a maximum of eight hundred (800) debt securities memorialized by promissory notes (“Promissory Notes” or “Notes”) on an “as needed” basis to qualified investors. As further described in the Memorandum, the Company was formed and organized recently and has very limited operating history. The Company is a wholly owned subsidiary of Conquest Funding, Inc., a Pennsylvania corporation (the “CFI” or “Parent Company”). CFI is the sole member of the Company, and shall manage the business operations of the Company, including this Offering. The Company was formed with the purpose to (i) primarily fund, make, acquire, and/or purchase loans (“Loans”) originated by CFI; the Loans will be secured by real property and/or personal property located across the United States (focusing on Pennsylvania, Maryland and New Jersey); and (ii) secondarily to fund, finance, acquire, purchase, and/or sell real property located across the United States (focusing on Pennsylvania, Maryland and New Jersey).

This Offering will commence immediately upon qualification of the Offering’s submission to the SEC (the “Effective Date”) and will terminate at the discretion of CFI. The Offering may be closed from time to time, on an as needed basis. The maximum amount of the offering shall not exceed Twenty Million Dollars ($20,000,000) in accordance with Tier One of Regulation A as set forth under the Securities Act of 1933, as amended, (“Reg A Tier 1”). The Company may, at its sole and absolute discretion, increase the Maximum Offering Amount, subject to approval by the SEC upon submission by the Company of a post-qualification amendment.

Prospective investors who execute a subscription agreement will acquire Notes from the LLC and will become a holder of the Notes once the Company deposits the Investor’s investment into the LLC’s main operating account and subject to the terms and conditions in this Offering Circular and Subscription Agreement. No escrow will be used. (See “The Offering” below).

JOBS ACT / REGULATION A / TIER 1	CF FUND II, LLC	OFFERING CIRCULAR

Prospective investors who execute a subscription agreement (“Subscription Agreement”) to invest in the Notes will become a holder of the Notes (“Noteholder”) once the Company deposits the investor’s investment into the Company’s main operating bank account and subject to terms and conditions in the Memorandum and Subscription Agreement. An investment in the Company is subject to a variety of restrictions as detailed in the Memorandum. The Company, and its officers and directors, will receive a variety of compensation and income from the Company and are subject to several conflicts of interest, including (without limitation) the affiliate relationships of the Company and its officers and directors. (See “Risk Factors”, “Compensation” and “Conflicts of Interest” below.) Prospective investors should understand and consider that material income tax risks exist associated with investing in the Notes. (See “Income Tax Considerations” below.)

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION;

HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THIS INVESTMENT INVOLVES A DEGREE OF RISK THAT MAY NOT BE SUITABLE FOR ALL PERSONS. ONLY THOSE INVESTORS WHO CAN BEAR THE LOSS OF A SIGNIFICANT PORTION OF THEIR INVESTMENT SHOULD PARTICIPATE IN THE INVESTMENT. (SEE “RISK FACTORS”BELOW.)

THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.THIS OFFERING CIRCULAR CONTAINS INFORMATION AND DISCLOSURES IN ACCORDANCE TO THE FORMAT SET FORTH IN SEC FORM S-11.

AN OFFERING CIRCULAR PURSUANT TO THE REQUIREMENTS OF REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING INVESTORS A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

GENERALLY, NO SALE MAY BE MADE TO INVESTORS IF THE AGGREGATE PURCHASE PRICE BY INVESTORS EXCEEDS $20,000,000 IN A TWELVE MONTH PERIOD, PURSUANT TO THE TERMS OF RULE 251 OF REG A TIER 1 SET FORTH UNDER THE SECURITIES ACT OF 1933 (THE “ACT”).

NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THIS OFFERING TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THAT INFORMATION AND THOSE REPRESENTATIONS SPECIFICALLY CONTAINED IN THIS OFFERING CIRCULAR; ANY OTHER INFORMATION OR REPRESENTATIONS SHOULD NOT BE RELIED UPON. ANY PROSPECTIVE PURCHASER OF THE NOTES WHO RECEIVES ANY OTHER INFORMATION OR REPRESENTATIONS SHOULD CONTACT THE COMPANY IMMEDIATELY TO DETERMINE THE ACCURACY OF SUCH INFORMATION AND REPRESENTATIONS. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALES HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR IN THE INFORMATION SET FORTH HEREIN SINCE THE DATE OF THIS OFFERING CIRCULAR SET FORTH ABOVE.

JOBS ACT / REGULATION A / TIER 1	CF FUND II, LLC	OFFERING CIRCULAR

PROSPECTIVE PURCHASERS SHOULD NOT REGARD THE CONTENTS OF THIS OFFERING CIRCULAR OR ANY OTHER COMMUNICATION FROM THE COMPANY AS A SUBSTITUTE FOR CAREFUL AND INDEPENDENT TAX AND FINANCIAL PLANNING. EACH POTENTIAL INVESTOR IS ENCOURAGED TO CONSULT WITH HIS, HER OR ITS OWN INDEPENDENT LEGAL COUNSEL, ACCOUNTANT AND OTHER PROFESSIONALS WITH RESPECT TO THE LEGAL AND TAX ASPECTS OF THIS INVESTMENT AND WITH SPECIFIC REFERENCE TO HIS, HER OR ITS OWN TAX SITUATION, PRIOR TO SUBSCRIBING FOR THE NOTES. THE PURCHASE OF NOTES BY AN INDIVIDUAL RETIREMENT ACCOUNT, KEOGH PLAN OR OTHER QUALIFIED RETIREMENT PLAN INVOLVES SPECIAL TAX RISKS AND OTHER CONSIDERATIONS THAT SHOULD BE CAREFULLY CONSIDERED. INCOME EARNED BY QUALIFIED PLANS AS A RESULT OF AN INVESTMENT IN THE COMPANY MAY BE SUBJECT TO FEDERAL INCOME TAXES, EVEN THOUGH SUCH PLANS ARE OTHERWISE TAX EXEMPT. (SEE “INCOME TAX CONSIDERATIONS” AND “ERISA CONSIDERATIONS.”)

THE INFORMATION CONTAINED IN THIS OFFERING CIRCULAR HAS BEEN SUPPLIED BY THE COMPANY. THIS OFFERING CIRCULAR CONTAINS SUMMARIES OF DOCUMENTS NOT CONTAINED IN THIS OFFERING CIRCULAR, BUT ALL SUCH SUMMARIES ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCES TO THE ACTUAL DOCUMENTS. COPIES OF DOCUMENTS REFERRED TO IN THIS OFFERING CIRCULAR, BUT NOT INCLUDED AS AN EXHIBIT, WILL BE MADE AVAILABLE TO QUALIFIED PROSPECTIVE INVESTORS UPON REQUEST.

RULE 251(D)(3)(I)(F) DISCLOSURE. RULE 251(D)(3)(I)((F) PERMITS REGULATION A OFFERINGS TO CONDUCT ONGOING CONTINUOUS OFFERINGS OF SECURITIES FOR MORE THAN THIRTY (30) DAYS AFTER THE QUALIFICATION DATE IF: (1) THE OFFERING WILL COMMENCE WITHIN TWO (2) DAYS AFTER THE QUALIFICATION DATE; (2) THE OFFERING WILL BE MADE ON A CONTINUOUS AND ONGOING BASIS FOR A PERIOD THAT MAY BE IN EXCESS OF THIRTY (30) DAYS OF THE INITIAL QUALIFICATION DATE; (3) THE OFFERING WILL BE IN AN AMOUNT THAT, AT THE TIME THE OFFERING STATEMENT IS QUALIFIED, IS REASONABLY EXPECTED TO BE OFFERED AND SOLD WITHIN TWO (2) YEARS FROM THE INITIAL QUALIFICATION DATE; AND (4) THE SECURITIES MAY BE OFFERED AND SOLD ONLY IF NOT MORE THAN THREE (3) YEARS HAVE ELAPSED SINCE THE INITIAL QUALIFICATION DATE OF THE OFFERING, UNLESS A NEW OFFERING STATEMENT IS SUBMITTED AND FILED BY THE COMPANY PURSUANT TO RULE 251(D)(3)(I)((F) WITH THE SEC COVERING THE REMAINING SECURITIES OFFERED UNDER THE PREVIOUS OFFERING; THEN THE SECURITIES MAY CONTINUE TO BE OFFERED AND SOLD UNTIL THE EARLIER OF THE QUALIFICATION DATE OF THE NEW OFFERING STATEMENT OR THE ONE HUNDRED EIGHTY (180) CALENDAR DAYS AFTER THE THIRD ANNIVERSARY OF THE INITIAL QUALIFICATION DATE OF THE PRIOR OFFERING STATEMENT.

THE COMPANY INTENDS TO OFFER THE NOTES DESCRIBED HEREIN ON A CONTINUOUS AND ONGOING BASIS PURSUANT TO RULE 251(D)(3)(I)(F). PURSUANT TO RULE 251(D)(3)(I)(F), THE COMPANY INTENDS TO COMMENCE THE OFFERING IMMEDIATELY AND NO LATER THAN TWO (2) DAYS FROM THE INITIAL QUALIFICATION DATE. THE COMPANY REASONABLY EXPECTS TO OFFER AND SELL THE SECURITIES STATED IN THIS OFFERING CIRCULAR WITHIN TWO (2) YEARS FROM THE INITIAL QUALIFICATION DATE.

ANY REMAINING SECURITIES THAT ARE NOT SOLD IN THIS OFFERING SHALL BE INCORPORATED INTO A FUTURE OFFERING STATEMENT AFTER TWO (2) YEARS FROM THE INITIAL QUALIFICATION DATE TO “INCLUDE AS PART OF SUCH NEW OFFERING STATEMENT ANY UNSOLD SECURITIES COVERED BY THE EARLIER OFFERING STATEMENT BY IDENTIFYING ON THE COVER PAGE OF THE NEW OFFERING CIRCULAR OF THE LATEST AMENDMENT, THE AMOUNT OF SUCH UNSOLD SECURITIES BEING INCLUDED.”

CERTAIN TERMS OF THE OFFERING

	Price to Public	Underwriting Discounts and Commissions[1]	Proceeds to Issuer	Proceeds to Other Persons
Minimum Investment	$50,000	$4,000	$46,000	$0
Minimum Offering Amount	$50,000	$4,000	$46,000	$0
Maximum Offering Amount[2]	$20,000,000	$1,600,000	$18,400,000	$0

1.            Notes will be offered and sold directly by the Company and its directors, officers and employees. No commissions for selling Notes will be paid to the Company or its directors, officers or employees. The Company may also sell Notes through the services of independent broker/dealers who are members of the Financial Industry Regulatory Authority (“FINRA”) and who will be entitled to receive commissions of up to eight percent (8%) of the gross proceeds received for the sale of Notes. These commissions will be paid by the Company, but such payments will reduce the Company’s working capital.

2.            The Maximum Offering Amount for the Company for the live of the Offering is $20,000,000. The Company may increase the Maximum Offering Amount at its sole and absolute discretion, subject to approval by the SEC.

JOBS ACT / REGULATION A / TIER 1	CF FUND II, LLC	OFFERING CIRCULAR

FOR RESIDENTS OF ALL STATES. THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN ANY PARTICULAR STATE. THIS MEMORANDUM MAY BE SUPPLEMENTED BY ADDITIONAL STATE LEGENDS. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE ADVISED TO CONTACT THE COMPANY FOR A CURRENT LIST OF STATES IN WHICH OFFERS OR SALES MAY BE LAWFULLY MADE. AN INVESTMENT IN THIS OFFERING IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF FINANCIAL RISK. ACCORDINGLY, PROSPECTIVE INVESTORS SHOULD CONSIDER ALL OF THE RISK FACTORS DESCRIBED BELOW.

JOBS ACT / REGULATION A / TIER 1	CF FUND II, LLC	OFFERING CIRCULAR

SUMMARY OF THE OFFERING	6
Forward Looking Statements	8
LENDING STANDARDS AND POLICIES	15
PROPERTY ACQUISITION GUIDELINES AND POLICIES	19
RISK FACTORS	20
INVESTMENT RISKS	20
BUSINESS RISKS	22
CONFLICTS OF INTEREST	27
COMPENSATION TO CFI	30
KEY PERSONNEL	30
ERISA CONSIDERATIONS	36
LEGAL MATTERS	38
ADDITIONAL INFORMATION AND UNDERTAKINGS	39

EXHIBIT A	ARTICLES OF ORGANIZATION
EXHIBIT B	OPERATING AGREEMENT
EXHIBIT C	SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY
EXHIBIT D	CONSENT OF SPIEGEL ACCOUNTANCY CORPORATION
EXHIBIT E	OPINION OF COUNSEL RE: LEGALITY
EXHIBIT F	FORM OF PROMISSORY NOTE

JOBS ACT / REGULATION A / TIER 1	CF FUND II, LLC	OFFERING CIRCULAR

SUMMARY OF THE OFFERING

The following information is only a brief summary of, and is qualified in its entirety by, the detailed information appearing elsewhere in this Offering Circular. This Offering Circular, together with the exhibits attached including, but not limited to, the Articles of Organization and operating agreement of the Company (respectively, the “Articles” and the “Operating Agreement”), copies of which are attached hereto as Exhibit A, should be carefully read in their entirety before any investment decision is made. If there is a conflict between the terms contained in this Offering Circular and the Articles or Operating Agreement, the Articles and Operating Agreement shall prevail and no Investor should rely on any reference herein to the Articles or Operating Agreement without consulting the actual underlying documents.

The Company

CF Fund II, LLC (the “Company” or “LLC”) is a newly formed Pennsylvania limited liability company. The Company is hereby offering (the “Offering”) by means of this Offering Circular (the “Memorandum”) debt securities memorialized by promissory notes (“Notes”) on an as needed basis to qualified investors. See Exhibit F.

The Company is a wholly owned subsidiary of Conquest Funding, Inc., a Pennsylvania corporation (the “CFI” or “Parent Company”). CFI will evaluate and negotiate with Investors in connection with this Offering. CFI will also manage the business operations of the Company.

Business

The Company will participate in any one or more of the following transactions across the United States, with a primary focus in Pennsylvania, Maryland and New Jersey: (i) primarily fund, make, acquire, and/or purchase loans (“Loans”) originated by CFI; the Loans will be secured by real property and/or personal property located across the United States (focusing on Pennsylvania, Maryland and New Jersey); and (ii) secondarily to fund, finance, acquire, purchase, and/or sell real property located across the United States (focusing on Pennsylvania, Maryland and New Jersey). The Loans will be owned by the Company and all income from the Loans shall be distributed into the Company less applicable fees to CFI. CFI may, at its discretion, serve as the loan servicer for the Loans. (See “Description of Business” and “Lending Guidelines” below).

CFI will pay all expenses related to the operations of the Company other than interest expenses due to Noteholders. CFI may charge certain fees and expenses as it pertains to loan servicing, underwriting the Loans, and origination. These fees will be paid by the borrowers on the Loans. (See “Description of Business” and “Lending Guidelines” below).

The Offering	In this Offering, the LLC is offering Notes to qualified Investors at terms set forth below. Generally, Investors will be entitled to interest payments for the term of the Note, and a balloon payment at maturity. The term of the Notes and the interest rates paid to Investors will vary depending on the amount and term of the Note (see “The Offering” below). The Notes will be subject to an automatic extension and renewal option electable at the sole and absolute discretion of the Company. Investors who elect to avoid automatic renewal and withdraw their investment from the Note must notify the Company in writing sixty (60) days prior to the Maturity Date.

JOBS ACT / REGULATION A / TIER 1	CF FUND II, LLC	OFFERING CIRCULAR

The LLC will primarily use the proceeds from the Notes to finance, fund, and/or make loans secured by real property and/or personal property throughout the United States with a primary focus in Pennsylvania, Maryland and New Jersey. The LLC may also use proceeds from the Notes to acquire, develop, repair, remodel, rent and/or sell real property located throughout the United States with a primary focus in Pennsylvania, Maryland and New Jersey.

For these reasons the LLC anticipates that it will borrow money from Investors and issue Notes on an as needed basis.

Suitability Standards	Notes are offered exclusively to certain individuals, Keogh plans, individual retirement accounts and other qualified investors who meet certain minimum standards of income and/or net worth. Each Investor must execute a Subscription Agreement making certain representations and warranties to the Company, including such purchaser’s qualifications as a qualified Investor that may be allowed to purchase Notes in this Offering.
Offering of Debt	Subject to certain restrictions set forth under Regulation A, the Maximum Offering Amount shall be a maximum of Twenty Million Dollars ($20,000,000). (See “The Offering - Rule 251(d)(3)(F) Disclosure” below)
Selling Commissions	Notes will be offered and sold directly by the Company and its directors, officers and employees. No commissions for selling Notes will be paid to the Company or its directors, officers or employees. The Company may also sell Notes through the services of independent broker/dealers who are members of the Financial Industry Regulatory Authority (“FINRA”) and who will be entitled to receive commissions of up to eight percent (8%) of the gross proceeds received for the sale of Notes. These commissions will be paid by the Company, but such payments will reduce the Company’s working capital.
Prior Experience	The officers and directors of the Company have extensive prior experience in the real estate and mortgage industry. (See “Key Personnel” below.)
Prepayment of Note	The Company may prepay all or a portion of any Note before the maturity date of the Note in the Company’s sole and absolute discretion. The Company will not incur any penalties for prepaying any Note at any time.
Debt Obligations	The Notes represent debt obligations of the Company, and as such, would entail risks and benefits for the Investors that are customary for creditors, including (without limitation) risk of default and/or non-payment by the borrower (the LLC). See Exhibit F.
No Liquidity	There is no public market for the Notes and none is expected to develop. Additionally, there are substantial restrictions on any transferability of Notes. (See “Investment Risks-Limited Transferability of Notes” below.) Investors should not make a loan to the Company unless the Investor is able wait until the applicable maturity date for a return of the Investor’s money.

JOBS ACT / REGULATION A / TIER 1	CF FUND II, LLC	OFFERING CIRCULAR

Forward Looking Statements

Investors should not rely on forward-looking statements because they are inherently uncertain. Investors should not rely on forward-looking statements in this Offering Circular. This Offering Circular contains forward-looking statements that involve risks and uncertainties. We use words such as “anticipated,” “projected”, “forecasted”, “estimated”, “prospective”, “believes,” “expects,” ”plans” “future” “intends,”, “should,” “can”, “could”, “might”, “potential,” “continue,” “may,” “will,” and similar expressions to identify these forward-looking statements. Investors should not place undue reliance on these forward-looking statements, which may apply only as of the date of this Offering Circular.

PLAN OF DISTRIBUTION

The Offering and sale of the Notes will be made to Investors through general solicitation, direct solicitation, and marketing efforts. The Company will not utilize an underwriter for the sale of the Notes. The Company may also sell the Notes through the services of an independent broker – dealer who are members of the Financial Industry Regulatory Authority (“FINRA”). FINRA member broker-dealers may be entitled to commissions of up to eight percent (8%) received for the sale of the Notes. These commissions will be paid by the Company, but such payments will reduce the Company’s working capital. The Notes will be offered on an on-going basis and on an as-needed basis based on the demand of Loans and/or opportunities to purchase real property. The Minimum Offering Amount is $50,000.00 and the Maximum Offering Amount twenty million dollars ($20,000,000). The LLC may, at its sole and absolute discretion increase the Maximum Offering Amount, subject to approval of a post-qualification amendment to the LLC’s Form 1-A application. The LLC will only offer and sell Notes as needed for purposes set forth in “Operational Plan” below. For these reasons, there will be no need to return proceeds to Investors if the Minimum Offering Amount is not met.

USE OF PROCEEDS

The proceeds from this Offering will not be used to compensate or otherwise make payments to officers, directors or shareholders of the Company. All income earned by the Company and its Parent Company will be sourced from business conducted per the Operational Plan set forth below.

Maximum Offering Amount
	Amount	Percentage
Gross Offering Proceeds	$20,000,000	100%
Commissions[1]	$1,600,000	8.0%[1]
Estimated Expenses[2]	N/A	N/A
Deployable Proceeds	$18,400,000	92%

1.            Notes will be offered and sold directly by the Company and its directors, officers and employees. No commissions for selling Notes will be paid to the Company or its directors, officers or employees. The Company may also sell Notes through the services of independent broker/dealers who are members of the Financial Industry Regulatory Authority (“FINRA”) and who will be entitled to receive commissions of up to eight percent (8%) of the gross proceeds received for the sale of Notes. These commissions will be paid by the Company, but such payments will reduce the Company’s working capital.

2.            The only expenses associated with the Notes will be interest payments per the terms of the Notes. All other business expenses will be paid by the Company or CFI. Investors/Noteholders will not be responsible to bear any of the business / operating expenses of the Company.

THE OFFERING

This Offering involves the offering and sale of up to eight hundred (800) Notes in which the Investor will be an unsecured creditor of the Company. The brief summary of the features of the Notes provided below is qualified in its entirety by the terms and provisions of the actual Notes. In the event of any conflict between the short summary presented below and the actual terms and provisions of the Notes, the latter shall govern. PROSPECTIVE INVESTORS SHOULD CAREFULLY READ THE TERMS AND PROVISIONS OF THE PROMISSORY NOTES IN THEIR ENTIRETY AND EXPRESS WAIVES ANY CAUSE OF ACTION OR CLAIM ASSERTING THAT HE, SHE OR IT RELIED ON THE SUMMARY OF THE NOTE BELOW IN LIEU OF, OR IN CONTRAINDICATION TO, THE TERMS AND PROVISIONS OF THE ACTUAL NOTE.

JOBS ACT / REGULATION A / TIER 1	CF FUND II, LLC	OFFERING CIRCULAR

1.            Interest. The Company intends to borrow money from Investors at a fixed Interest Rate (as defined below) per annum in each year through the Maturity Date. Investors who acquire Notes from the Company shall be referred to as “Noteholders”. Generally, Noteholders will be entitled to interest payments for the term of the Notes, and a balloon payment at maturity. Investors will have the option to elect to allow interest payments to accrue until the Note matures or is repaid. The term of the Notes and the interest rates paid to Investors will vary depending on the amount and term of the Notes. Investors will have the option to accrue interest over the life of the promissory note and receive a lump sum payment at maturity or receive regular interest payments. Interest payments on the Notes will begin thirty (30) days from the effective date of the Note and shall remain payable on a monthly basis, in arrears.

2.            Note Term. All Notes will have a continuous and unlimited option to renew and extend the Note at the Maturity Date for another term equivalent to the original term of the Note, exercisable at the sole and absolute discretion of CFI. In the event CFI elects to extend and renew a Note, the original terms of the Note shall govern, including the interest rate. Noteholders that seek to withdraw their investment and avoid automatic extension and renewal of the Note must notify CFI in writing sixty (60) days prior to the Maturity Date of the Note.

3.            Interest Rate and Maturity Date. The interest rate and the term of each Note shall be determined by the Company. Such election is irrevocable and shall apply through the Maturity Date of the Note. These Notes will generally have the features described below.

Term in months

Amount	6	12	24	36
$50,000 - $99,999	5.0%	6.0%	7.0%	8.0%
$100,000- $299,999	5.5%	6.5%	7.5%	8.5%
$300,000- $499,999	6.0%	7.0%	8.0%	9.0%
$500,000- $999,999	6.5%	7.5%	8.5%	9.5%
$1,000,000 and higher	n/a	8.0%	9.0%	10.0%

The foregoing is a general intended structure for the Notes. Investment in Notes will be subject to CFI. CFI, in its sole and absolute discretion, may reject, postpone an Investor’s subscription, for any reason. Further, CFI and/or the Company may, at its sole and absolute discretion, accept or require a lesser or greater minimum investment amount. Attached in Exhibit F is a form version of the Promissory Note. The Company, at its sole and absolute discretion, may alter the terms of the Note such that it differs from the attached Exhibit F.

4.            Prepayment Ability. The Company may (in its sole and absolute discretion) prepay the Notes early at any time for any reason (or no reason) without any prepayment premium or penalty.

JOBS ACT / REGULATION A / TIER 1	CF FUND II, LLC	OFFERING CIRCULAR

5.            Payments. Investors will receive monthly payments from the Company as set forth in greater detail in the Note. The Company shall make these monthly payments as interest-only and shall not be required to make any payment of the principal balance until the Maturity Date. Payments shall be made thirty (30) calendar days from the effective date of the Note and shall continue on a monthly basis, in arrears.

6.            Delinquency and Default. As further described in detail in the Note, the Company may be responsible for certain late charges in the event of making delinquent interest payments to Noteholders. In addition, as provided in the Note, certain events of default (that remain uncured) may cause the Note to become accelerated and immediately due and payable to the Noteholder.

7.            Financial Information. At the Company’s specific written request, within one hundred and twenty (120) days following the end of each fiscal year of Company (subsequent to the date of the Notes and prior to the Maturity Date), the Company will deliver a copy of its annual financial statements to the Noteholder.

8.            Dilution. Because this Offering is offering to borrow money from Investors in exchange for Notes, the Company is offering debt securities. Each Note is separate and unique, and is not subject to dilution of the Investors’ percentage ownership in the securities offered.

9.            Determination of Offering Price. The Offering price per Note is not uniform. The Company will be able to borrow money from Investors at varying amounts, with varying terms and interest rates as set forth above. The varying rates and terms set forth above have been determined arbitrarily by CFI. The amounts of the Investments may be tied to the Loans and/or properties in which the Company intends to invest. The Company’s ability to repay the Notes may be tied to its ability to invest in Loans and properties. Neither the Company nor CFI represent that the Notes have or will have a market value equal to their principal value or could be resold (if at all) at their original Investment amount.

10.          Early Withdrawal. As described in greater detail in the Note, a Noteholder may request an early withdrawal of the original principal balance of his, her or its Note. Noteholder must notify the Company of its intent for early withdrawal in writing no later than ninety (90) days prior to the intended withdrawal date. The Company may fulfill an early withdrawal request at its sole and absolute discretion and has no commitment (implied or express) to complete a request for early withdrawal. The Company may charge fees, penalties and/or additional interest if the Company elects to process any early withdrawal (in whole or in part).

THE COMPANY HAS NO DUTY WHATSOEVER TO HONOR ANY REQUEST FOR AN EARLY WITHDRAWAL OF FUNDS AND THERE IS ABSOLUTELY NO GUARANTEE THAT ANY EARLY WITHDRAWAL REQUEST WILL BE FULFILLED OR COMPLETED AT ANY TIME. ANY FUNDS LOANED TO THE COMPANY ARE NOT READILY AVAILABLE OR FREELY LIQUID. NO INVESTOR HAS ANY GUARANTEE OR RIGHT TO DEMAND THE RETURN OF ANY PORTION OF HIS, HER OR ITS PRINCIPAL BALANCE UNDER THIS NOTE PRIOR TO THE MATURITY DATE.

11.          Determination of the Offering Price. Due to the nature of the investment, there is no fixed offering price. The Minimum Investment Amount is $50,000. CFI, may, at its sole and absolute discretion, accept or require a lesser or greater minimum investment amount. The Minimum Investment Amount has been arbitrarily determined by CFI and does not bear any relationship to the assets that have been or are to be acquired by the Company or any other established criteria or indicia for valuing a business. Notwithstanding the foregoing, the Company will generally issue Notes based on the amounts needed to invest in real property, or make loans secured by real property and/or personal property. Neither the Company nor CFI represents that the Notes have or will have a market value equal to their Investment Amount or could be resold (if at all) at their original Investment Amount.

JOBS ACT / REGULATION A / TIER 1	CF FUND II, LLC	OFFERING CIRCULAR

12.          How to Subscribe. To subscribe with the Company and purchase any Notes, a prospective investor must meet certain eligibility and suitability standards, some of which are set forth below. Additionally, a prospective investor must execute and deliver a Subscription Agreement (with Power of Attorney) attached hereto, together with payment in the amount of the purchase price payable to the Company. By executing the Subscription Agreement and Investor Questionnaire, an investor makes certain representations and warranties upon which the Company will rely in accepting subscriptions. CAREFULLY READ AND COMPLETE THE SUBSCRIPTION AGREEMENT (WITH POWER OF ATTORNEY) AND INVESTOR QUESTIONNAIRE.

13.          Subscription Agreements. Subscription Agreements from prospective investors will be accepted or rejected by the Company within one hundred and eighty (180) days after their receipt. The Company reserves the sole and absolute right to reject any subscription tendered for any reason or no reason, or to accept it in part only. (See “Use of Proceeds” below.) Subscription Agreements are non-cancelable and irrevocable by the Investor and subscription funds are non-refundable for any reason, except with the express written consent of the Company or as expressly set forth herein or in the Subscription Agreement. If accepted by the Company, an Investor shall become a Noteholder only when the Company deposits the Investor’s contribution into the Company’s main operating bank account. Until such time, an Investor’s subscription agreement is non-revocable, and subscription funds shall be held by the Company and may, at the sole discretion of the Company, be deposited in a call account (the “Subscription Account”).

Notwithstanding the previous paragraph, should the process from depositing an Investor’s funds into the Subscription Account and acceptance as a Noteholder take longer than one hundred and eighty (180) days, the Investor may request in writing to recover his, her or its investment funds. If, upon receipt of such request in writing, the Company has not yet accepted the Investor as a Noteholder, then the Company may, in its sole and absolute discretion, return the Investor’s funds to the investor and revoke the Subscription Agreement within ten (10) business days of receipt of such request from the Investor.

INVESTOR SUITABILITY

This investment is appropriate only for investors who have no need for immediate liquidity in their investments and who have adequate means of providing for their current financial needs, obligations and contingencies, even if such investment results in a total loss. Investment in the Interests involves a high degree of risk and is suitable only for an investor whose business and investment experience, either alone or together with a purchaser representative, renders the investor capable of evaluating each and every risk of the proposed investment. CAREFULLY READ THE ENTIRE “RISK FACTORS” SECTION OF THIS OFFERING CIRCULAR.

Each person (the “Investor”) seeking to acquire Notes will be required to represent that he, she or it is purchasing for his, her or its own account for investment purposes. The Company will sell Notes to a maximum of two thousand (2000) “Accredited Investors” and to no more than five hundred (500) non-accredited investors. All investors who are not deemed “Accredited” must have such knowledge and experience in financial matters, either alone or together with a purchaser representative, to make them capable of evaluating the merits and risks of such an investment in the Notes being offered. To qualify as an “Accredited Investor” an investor must meet ONE of the following conditions:

1.            Any natural person who had an individual income in excess of Two Hundred Thousand Dollars ($200,000) in each of the two most recent years or joint income with that person’s spouse in excess of Three Hundred Thousand Dollars ($300,000) in each of those years and who has a reasonable expectation of reaching the same income level in the current year;

JOBS ACT / REGULATION A / TIER 1	CF FUND II, LLC	OFFERING CIRCULAR

2.            Any natural person whose individual net worth or joint net worth, with that person’s spouse, at the time of their purchase exceeds One Million Dollars ($1,000,000) (excluding the value of such person’s primary residence);

3.            Any bank as defined in Section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities and Exchange Act of 1934 (the “Exchange Act”); any insurance company as defined in Section 2(13) of the Exchange Act; any investment company registered under the Investment Fund Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Fund (SBIC) licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of Five Million Dollars ($5,000,000.00) or, if a self-directed plan, with investment decisions made solely by persons who are Accredited Investors;

4.            Any private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940;

5.            Any organization described in Section 501(c)(3)(d) of the Internal Revenue Code of 1986, as amended (the “Code”), corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of Five Million Dollars ($5,000,000);

6.            Any director or executive officer, or Fund of the issuer of the securities being sold, or any director, executive officer, or Fund of a Fund of that issuer;

7.            Any trust, with total assets in excess of Five Million Dollars ($5,000,000), not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 506(B)(b)(2)(ii) of the Code; or

8.            Any entity in which all the equity owners are accredited investors as defined above.

OPERATIONAL PLAN

The Company’s business objective, on a continuous and ongoing basis, provided the necessary funding is available, is to (i) make, fund, originate, acquire and/or sell Loans secured by real property and/or personal property located in the United States with a focus in Pennsylvania, Maryland and New Jersey;; and (ii) identify, develop, acquire, remodel, rent, sell, transfer and/or sell properties throughout the United States with a focus in Pennsylvania, Maryland and New Jersey. To fund and/or finance these objectives, the Company, through this Offering, will be raising capital by selling Notes to Investors. The following chart provides an overview of the Company’s anticipated and projected expenditures for each fiscal year.

JOBS ACT / REGULATION A / TIER 1	CF FUND II, LLC	OFFERING CIRCULAR

Operating Expenses	$275,571
Legal & Accounting Expenses	$30,000
General and Administrative Expenses	$84,100

MARKET OPPORTUNITY

As a result of the 2008 economic downturn, the banking industry has been facing increased regulatory pressure from the federal banking regulators. Lenders have been required to severely tighten their underwriting requirements. This increased regulation has made it difficult, if not impossible, for many borrowers with less than perfect credit histories to obtain loans. This has left many businesses, investors and developers with very limited financing sources. Nationally, demand is rising for alternative sources of commercial financing. In the Eastern Pennsylvania market alone, there are hundreds of millions of dollars in commercial projects that can’t be implemented for lack of funding. Loans that banks would have underwritten 5 or 10 years ago, today don’t meet the banks’ current standards and regulation compliance. However, these financially sound borrowers with good underlying collateral asset values remain perfect lending prospects.

CFI was founded by Jeffrey Cella and Tim Messerli to fill this financial void. CFI will hand pick the best lending opportunities from this highly qualified but un-serviced borrowing pool. As an ongoing Offering, our overall strategy is to find high yield short term opportunities ranging from six (6) to thirty six (36) months in length in an ever evolving real estate market. While continuing to focus on high yield short term investments, as the real estate environment changes, the fund will react and adapt to new lending opportunities. Presently, the vast majority of our investments will be in the form of loans.

Two major markets niches and one smaller niche are an obvious focus for our lending services: (1) traditional purchase and rehab loan, which has become the standard product of private and hard-money lenders across the country; (2) commercial bridge loan; and (3) owner occupied loans.

Purchase and Rehab Loans

Historically, banks and mortgage companies occupied the role as primary lender for purchase and rehabilitation loans. Banks provided these loans to various quality buyers as long as the borrowers met the minimum underwriting standards. The 2008 recession, bank failures and the resulting credit crunch, severely reduced lending to this segment of the market. Today, few banks make these loans available to their customers. In the rare event they are available, it is equally rare for a bank to be able to process the loan rapidly enough to meet the fast moving time frames active investors need to quickly close on a property.

JOBS ACT / REGULATION A / TIER 1	CF FUND II, LLC	OFFERING CIRCULAR

Historically, private lending has filled a vital role in financing various types of investment and owner-occupied properties. Typically, it was a friend or family member providing the money with very little concern about credit worthiness, cash flow, collateral values; personally knowing the borrower was the main criteria for extending the loan. Wealthy individuals became private lenders when they realized borrowers were willing to pay high rates for interim financing. Because of the comparatively higher interest rates, private lending is often referred to as “Hard Money Lending”. In many instances, borrowers need a quick, uncomplicated way to finance real estate; in other cases, individuals with low credit scores or little verifiable income qualify for Hard Money Loans. In the past, private lending companies were more interested in collateral value than cash flow. As a result of the 2008 economic crisis, these companies’ underwriting standards have become more conservative. Today, most private lenders use lower loan to value ratios, typically between fifty percent (50%) and seventy percent (70%) (depending on property type), are closely looking at the borrower’s exit strategy and of course, increased scrutiny of the borrower’s ability to repay the loan. No longer is the private lender’s main concern simply the collateral value and equity embedded in the property. These loans are very short term in nature and have terms of six (6) to twelve (12) months.

Due to the increase in home prices and declining interest rates over the past few years real estate investors have returned in search of attractive investment opportunities. Today, real estate investors are purchasing properties in need of rehab at steep discounts. As these properties are being converted into rentals or rehabbed for resale, the demand for financing is growing. CFI believes the demand for private loans will continue to grow as more investors come into the market looking to purchase and rehab properties. Based on our own experience operating CFI over the past five years lending in eastern PA, we believe the market has substantial growth potential. The vast majority of these borrowers have good credit histories, verifiable income and real estate experience, but don’t have a reliable source of financing that can more fast enough to keep us with their investing strategy.

Commercial Bridge Loans

The second major opportunity is in providing commercial bridge financing. This financing is generally provided to commercial business owners and larger commercial investors involving office buildings, light industrial buildings, retail stores, and service business location, mixed use buildings, multi-family units and restaurants. In some cases the property may be in need of rehab and updating to modern standards to attract higher quality tenants. In other cases, the borrower can’t qualify with a traditional bank quickly enough to take advantage of a low priced property from a distressed seller. Often, a divorce will leave a commercial property in the hands of borrower with a damaged credit history, needing time to re-establish a sound credit rating. These commercial bridge loans will often require longer terms of twelve (12) to thirty six (36) months.

Owner Occupied Loans

Finally the third, though much smaller market niche is financing of owner occupied properties. One of the challenges faced by borrowers today is finding a way to finance a property they want to purchase, rehab and live in. Current bank lending regulations make it difficult for banks to provide this type of financing. With tighter underwriting requirements, many borrowers simply can’t get a loan to purchase their primary residence or improve their primary residence. Potential reasons include insufficient time at their job, minor credit issues or other situations that keep them from getting financing. CFI believes these loans would provide balance to the portfolio and will enhance the overall product mix by attracting various types of borrowers resulting in a diverse portfolio.

Other Investments and Future Opportunities

While the Company’s main focus will be lending, from time to time, opportunities may arise that would provide even greater returns without increasing the risk to the fund. As a prudent strategy, under certain circumstances, the fund may take an equity position in a property we would typically lend against. For example, a borrower may not have the experience or financial capacity to execute on the purchase of a property. However, the property easily meets all of our requirements for financing. The Company could make the purchase and execute with its resources instead of having the project slip away.

JOBS ACT / REGULATION A / TIER 1	CF FUND II, LLC	OFFERING CIRCULAR

Finally, since this is an ongoing Offering that will continue for many years as the real estate market changes, we will have the flexibility to create profitable solutions to varying real estate related financing challenges into the future.

LENDING STANDARDS AND POLICIES

The Company will engage in funding, originating, acquiring, managing or selling Loans and properties secured by either mortgages or deeds of trusts secured by real property (single family residential real estate) located around the United States, with a principal focus in Pennsylvania, Maryland and New Jersey. The value and balance of Loans or Properties will not be guaranteed by any governmental agency or private entity, but may be guaranteed by affiliates and associates of the underlying borrowers. The Company (or its designated third party agent or representative) will originate its own investment opportunities for Loans and Properties and service and manage any Loans or properties in which it may invest or otherwise participate.

Subject to the sole and absolute discretion of CFI, the Company may amend, modify, cancel, or revise any of the following at any time, CFI generally intends to make Loans according to the following lending standards and policies:

1.            Lien Priority. The deeds of trusts and mortgages securing the Loans will be first, junior or subordinated lien positions.

2.            Location of Real Property Securing Loans. Deeds of trusts and mortgages will be secured by real property located around the United States, with a primary focus in Pennsylvania, Maryland and New Jersey.

3.            Type of Property. Investment in Loans may involve underlying assets of real property that will generally consist of residential properties, mixed use properties, and commercial properties. The Loans will involve both non-owner occupied investment properties as well as owner occupied properties.

4.            Loan-to-Value Ratio. A Loan by the Company will generally not exceed the Loan-to-Value percentage ratios set forth below. The Loan-to-Value ratio is calculated by taking the amount of the Loan combined with the amount of outstanding debt secured by other liens on the property, dividing that by the value of the real property securing the deed of trust or mortgage and multiplying that figure by 100 to come to a percentage. “Value” shall be determined by an independent certified appraiser or non-certified appraiser doing an appraisal on the real property or commercial or residential real estate broker giving his, her, or its opinion of value of the real property. Notwithstanding the foregoing, the Company may, in its sole and absolute discretion, exceed the below stated Loan-to-Value ratios at any time and for any reason, including (without limitation) if CFI determines in its sole business judgment that a higher loan amount is warranted by the circumstances of that particular loan, such as being able to secure multiple properties, called “cross-collateralization”, personal guaranties, prior loan history with the borrower, market conditions, if mortgage insurance is obtained, or other factors.

The Company plans to routinely re-evaluate the portfolio and Loan-to-Value ratio maximums set forth herein and may revise the Loan-to-Value ratio maximums at any time if it considers it to be in its best interests. Subject to the specific ratios set forth below, CFI will maintain a weighted Loan-to-Value ratio of no more than seventy percent (70%). The value of the property will be calculated on an “after completion” or post-rehabilitation basis. Prospective investors should carefully evaluate and understand that calculation of the ration using such “after completion” values exposes the Loans to additional risks in the event that the rehabilitation is not completed or the value of the rehabilitation is not timely or ultimately achieved.

JOBS ACT / REGULATION A / TIER 1	CF FUND II, LLC	OFFERING CIRCULAR

Type of Real Property Securing Loan*	Target and Maximum Loan-to-Value Ratios
Non-Owner-Occupied Residential	Target: 60% to 70%; Maximum: 75%
Owner-Occupied Residential	Target: 60% to 70%; Maximum: 75%
Multi-Family Properties	Target: 60% to 70%; Maximum: 75%
Commercial	Target: 60% to 70%; Maximum: 75%
Construction Loans (1)	Target: 60% to 70%; Maximum: 75%
Unimproved Land	Target: 50%; Maximum: 55%

* Generally, the real property securing the loan will not be rural land, churches, assisted living facilities, day care centers or theaters.

(1)            Determined on an “as completed” value.

5.             Terms of Loans to Borrowers. The terms of the Loans will vary, but will generally have a term between six (6) months and twelve (12) months, but may have loan terms exceeding twelve (12) months. The Company does not expect Loans terms to exceed thirty six (36) months. Most Loans originated or acquired by Company will generally provide for monthly payments of principal and/or interest and a “balloon” payment payable in full at the end of the term. At the end of the term, CFI will require the borrower to pay the loan in full, to refinance the loan, or to sell the real property to pay back the loan.

6.             Interest Rates on Loans. The interest rates paid by borrowers on Loans will vary, but will generally be around nine percent (9.0%) to fifteen percent (15%) per annum.

7.             Title Insurance. Satisfactory title insurance coverage will be obtained for all Loans and will usually be paid by the borrower. The title insurance policy will name the Company as the insured and provide title insurance in an amount not less than the principal amount of the loan unless there is multiple forms of security for the loan, in which case the Company shall use its business judgment in determining whether and to what extent title insurance shall be required. Title insurance insures only the validity and priority of the deed of trust or mortgage, and does not insure the Company against any loss from other causes, such as (without limitation) diminution in the value of the secured property, loan defaults, and other such losses.

8.             Fire and Casualty Insurance. Satisfactory fire and casualty insurance will be obtained for all improved real property loans which insurance will name the Company as its loss payee in the amount equal to the improvements on the real property. (See “Business Risks – Uninsured Losses” below.)

9.             Mortgage Insurance. The Company does not intend to, but may if the property otherwise qualifies, arrange for mortgage insurance, which would afford some protection against loss if the Company foreclosed on a loan and there existed insufficient equity in the security property to repay all sums owed.

10.          Acquiring Loans from Other Lenders. The Company may also participate in loans with other lenders (including other businesses organized by business partners or affiliates of the Company, by providing funds for or purchasing a fractional undivided interest in a loan meeting the requirements set forth above. In the event the Company acquires loans from other lenders, the Company will receive assignments of all beneficial interest in any loans purchased.

JOBS ACT / REGULATION A / TIER 1	CF FUND II, LLC	OFFERING CIRCULAR

11.          Purchase of Loans from Affiliates. The Company may purchase Loans from its Affiliates, so long as the Loans meet the lending requirements set forth above. For the purposes hereof, the term “Affiliates” with respect to any entity shall mean any of the following: (1) a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the entity, (2) a Person who, directly or indirectly, owns or controls at least ten percent (10%) of the outstanding voting interests of the entity, (3) a Person who is an officer, director, manager or member of the entity, or (4) a Person who is an officer, director, manager, member, general partner, trustee or owns at least ten percent (10%) of the outstanding voting interests of a Person described in clauses (1) through (3) of this sentence. The term “Person” shall mean a natural person or Entity. The term “Entity” shall mean an association, relationship or artificial person through or by means of which an enterprise or activity may be lawfully conducted, including, without limitation, a partnership, trust, limited liability company, corporation, joint venture, cooperative or association.

12.          Equity Participation and Mezzanine Positions. The Company may fund mezzanine mortgage loans at lower than market interest rates in order to obtain an equity interest in the underlying real property in which the Company funds the loan.

13.          Credit Evaluations. The Company may consider the income level and general creditworthiness of a borrower to determine his, her or its ability to repay any loan according to its terms in addition to considering the loan-to-value ratios and sources of security for repayment. Loans may be made to borrowers who are in default under other obligations or in bankruptcy or who do not have sources of income that would be sufficient to qualify for loans from other lenders such as banks or savings and loan associations.

14.          Loan Packaging and Servicing. CFI, or their respective affiliates will assemble and/or obtain all necessary information required to make a funding decision on any loan request. It is presently anticipated that all Loans will be serviced (i.e., loan payments collected and other services relating to the loan) by the Company (although the Company may, at any time, retain a third-party loan servicing company) (the “Servicer”). If the Servicer is a third party, the Company will oversee the Servicer. The Company may, in its sole and absolute discretion, decide to service Loans in-house at such time as conditions warrant. CFI may change or replace its Servicer at any time and for any reason in its sole and absolute discretion.

The Company will require the Servicer to adhere to the following Payment, Delinquency, Default and Foreclosure practices, procedures and policies:

(a)          Payment. Generally, payments will be payable monthly, on the first (1st) day of each month. Interest is generally prorated to the first (1st) day of the month following the closing of the loan escrow.

(b)          Delinquency. Generally, loans will be considered delinquent if no payment has been received within ten (10) days of the payment due date. Borrower will be notified of delinquency by mail on the twelfth (12th) day after the payment due date and a late charge will be assessed. The Servicer will refer to and rely upon the late charge provisions in the applicable loan documents for each loan.

(c)          Default. A loan will be considered in default if no payment has been received within thirty (30) days of the payment due date. Foreclosure will usually be initiated shortly after the thirty-first (31st) day after a default, with the exact timing to be determined in each instance in the business judgment of the Company, which could be delayed several months depending on borrower circumstances and loan to value ratio of the security. Any costs of this process are to be posted to the borrower’s account for reimbursement to Company.

JOBS ACT / REGULATION A / TIER 1	CF FUND II, LLC	OFFERING CIRCULAR

(d)          Foreclosure. Statutory guidelines for foreclosures in each state are to be followed by the Servicer until the underlying property is liquidated and/or the account is brought current. Any costs of this process are to be posted to the borrower’s account for reimbursement to Company or CFI. If a loan is completely foreclosed upon and the property reverts back to the Company or CFI, it will be responsible for paying the costs and fees associated with the foreclosure process, maintenance and repair of the property, service of senior liens and resale expenses.

15.          Sale of Loans. The Company does not plan on investing in Loans for the primary purpose of reselling such Loans in the course of business. However, the Company may, at the sole discretion of CFI, sell Loans, or fractional interests in such Loans, when CFI determines that it appears to be advantageous for the Company to do so, based upon then current interest rates, the length of time that the Loan has been held by the Company and the overall investment objectives of the Company.

16.          Borrowing/Hypothecation. The Company may borrow funds from financiers, other lenders, or banks for the purpose of making Loans and investing in Loans. In doing so, the Company may assign all or a portion of its loan portfolio as security for such loan(s). The Company anticipates engaging in this type of transaction when the interest rate at which the Company can borrow funds is significantly less than the rate that can be earned by the Company on its Loans, giving the Company the opportunity to earn a profit as a “spread.” Such a transaction involves certain elements of risk and also entails possible adverse tax consequences. (See herein “Risk Factors”, “Income Tax Considerations”, and “ERISA Considerations” below.) The Company may also in its sole and absolute discretion elect to finance its investments with borrowed funds.

17.          Custody, Management and Selection of Investments. The Company shall retain ownership, custody and management of all of the Company’s investments including Loans and properties. CFI, in its role as Manager shall have full authority to select, determine, assess, evaluate, execute, manage, service and authorize the Company’s investments.

18.          General Standards for Acquiring Properties. The Company will engage, from time to time on an opportunistic basis, in purchasing, acquiring, managing or selling interests in real property located across the United States. Properties may be acquired from individuals, entities, institutional investors, financial institutions, governmental agencies and other sellers of real property. At least part of the Company’s capital invested in acquiring properties will be directed towards purchasing properties at a discount to current (or projected) fair market value and reselling these properties for a profit. A major focus of the Company will be in acquiring properties in rehabilitation situations, when the appropriate opportunities arise.

Subject to the sole and absolute discretion of CFI to amend, modify, cancel, or revise any of the following at any time, the Company generally intends to purchase Properties based on the following criteria:

(a)          Loan-to-Value Ratio. The Loan-to-Value ratio for Properties will be the same as the target ratio for Loans as described above.

(b)          Location of Real Property Securing Loans. Properties will be located in the United States, with a primary focus in Pennsylvania, Maryland and New Jersey.

(c)          Fire and Casualty Insurance. Satisfactory fire and casualty insurance will be obtained for all properties and will name the Company as its loss payee. (See “Business Risks – Uninsured Losses” below.)

(d)          Title Insurance. Satisfactory title insurance coverage will be obtained for all Properties. The title insurance policy will name the Company as the insured and provide title insurance in an amount not less than the principal amount of the value of the property.

JOBS ACT / REGULATION A / TIER 1	CF FUND II, LLC	OFFERING CIRCULAR

(e)          Environmental Reports. Environmental reports will not typically be ordered on Properties purchased or otherwise acquired by the Company. Notwithstanding the foregoing, if CFI, in its sole and absolute discretion, believes certain conditions exist that would pose a risk of environmental contamination, the Company may require an environmental report on the subject Property(ies).

(f)          Leverage. The Company may borrow funds to acquire Properties in the ordinary course of business. It may also require a line of credit to assure liquidity of its operations, such as to pay off a defaulted first mortgage to preserve the Company’s subordinate interest, or to fund a substantial loan when Investor funds are not yet sufficient to do so.

PROPERTY ACQUISITION GUIDELINES AND POLICIES

General Standards for Property Acquisition

The LLC will also engage in the following business: acquiring, managing, remodeling, developing, repairing and/or selling real property located throughout the United States with a primary focus in Pennsylvania, New Jersey and Maryland. Properties may be acquired from (without limitation) individuals, entities, institutional investors, financial institutions, governmental agencies and other sellers of real or personal property. Although the primary business of the Company is to fund Loans, the Company will also, as opportunities present themselves, engage in the foregoing business. Unless CFI decides in its sole and absolute discretion that it is in the best interests of the Fund to do otherwise, the LLC intends to generally acquire and purchase Properties based on the following criteria:

1.          Maximum Investment. The LLC may use the same standards as the Loan-to-Value Ratios set forth above to determine the maximum investment into a property. However, the LLC may use alternative guidelines for particular types of properties as follows:

Type of Real Property to be Acquired	Maximum Purchase Price-to-Market Value Ratio
Non-Owner-Occupied Residential	Target: 60% to 70%; Maximum: 75%
Owner-Occupied Residential	Target: 60% to 70%; Maximum: 75%
Multi-Family Properties	Target: 60% to 70%; Maximum: 75%
Commercial	Target: 60% to 70%; Maximum: 75%
Construction Loans (1)	Target: 60% to 70%; Maximum: 75%

Upon analysis in approximately twenty-four (24) months, CFI will re-evaluate the portfolio and purchase price to market value ratio maximums set by the LLC and may revise them at that time if it considers it to be in the best interests of the LLC. CFI will inform Members of the new Loan-to-Value ratios when and if CFI re-evaluates them.

2.          Fire and Casualty Insurance. Satisfactory fire and casualty insurance will be obtained for all properties and will name the LLC as its loss payee. (See “Business Risks – Uninsured Losses”).

3.          Title Insurance. Satisfactory title insurance coverage will be obtained for all properties. The title insurance policy will name the LLC as the insured and provide title insurance in an amount not less than the principal amount of the value of the property.

4.          Environmental Reports. Environmental reports will not typically be ordered on properties purchased or otherwise acquired by the LLC. Notwithstanding the foregoing, if CFI, in its sole and absolute discretion, believes certain conditions exist that would pose a risk of environmental contamination, the Company may require an environmental report on the subject Property.

JOBS ACT / REGULATION A / TIER 1	CF FUND II, LLC	OFFERING CIRCULAR

It is presently anticipated that all LLC properties will be managed by CFI. CFI, at its sole and absolute discretion, may engage or partner with third party servicers to manage the acquisition, development, construction, leasing, management and sale of the various properties acquired by the LLC. CFI will oversee these third party servicers. These third party servicers will be compensated by the LLC. The LLC will not be responsible for any sub-servicers engaged by the third part servicers to assist in performing their servicing activities.

RISK FACTORS

The Company may attempt (in its sole and absolute discretion) to comply with requests for the early payment of the Notes if the financial position of the Company can accommodate it and the Company elects to do so (provided, that the Company is not under any obligation to permit an early redemption or withdrawal of the Notes requested by any Noteholder). Any investment in the Notes involves a significant degree of risk and is suitable only for investors who have NO NEED FOR LIQUIDITY in their investments. When analyzing this Offering, prospective investors should carefully consider each of the following risks.

INVESTMENT RISKS

No Registration: Limited Governmental Review

This Offering has not been registered with the U.S. Securities and Exchange Commission, or any State securities regulator or authority, nor is registration contemplated.

Limited Transferability of Interests

Although the Company may attempt to redeem Notes (when possible, in the Company’s sole and absolute discretion), there is no public market for the Notes and none is expected to develop in the future. Even if a potential buyer could be found, the transferability of these Notes is limited under Regulation A, as amended. Any sale or transfer of these Notes also requires the prior written consent of the Company. Investors must be capable of bearing the economic risks of this investment with the understanding that these Notes may not be liquidated by resale or redemption and should expect to hold their Notes as a long-term investment.

Size of the Offering

There is no assurance that the Company will obtain capital investments equal to the amount required to close the Offering. In addition, receipt of capital investments of less than the Maximum Offering Amount will reduce the ability of the Company to spread investment risks through diversification of its loan portfolio.

Speculative Nature of Investment

Investment in these Notes is speculative and, by investing, each Investor assumes the risk of losing the entire investment. The Company has limited operations as of the date of this Private Placement Memorandum and will be solely dependent upon the efforts of its officers and employees the loan and asset portfolio that is developed, all of which are subject to the risks described herein. Accordingly, only investors who are able to bear the loss of their entire investment and who otherwise meet the investor suitability standards should consider purchasing these Notes. (See “Investor Suitability” above.)

Investment Company Act Risks

The Company intends to avoid becoming subject to the Investment Company Act of 1940, as amended (the “1940 Act”); however, the Company cannot assure prospective investors that under certain conditions, changing circumstances or changes in the law, the Company may not become subject to the 1940 Act in the future as a result of the determination that the Company is an “investment company” within the meaning of the 1940 Act that does not qualify for an exemption as set forth below. Becoming subject to the 1940 Act could have a material adverse effect on the Company. Additionally, the Company could be terminated and liquidated due to the cost of registration under the 1940 Act. In general, the 1940 Act provides that if there are 100 or more investors in a securities offering, then the 1940 Act could apply unless there is an exemption; however, the 1940 Act generally is intended to regulate entities that raise monies where the entity itself “holds itself out as being engaged primarily, or purposes to engage primarily, in the business of investing, reinvesting or trading in securities” (Section 3(a)(1)(A) of the 1940 Act).

The second key definition of an “investment company” under the 1940 Act considers the nature of an entity’s assets. Section 3(a)(1)(C) of the 1940 Act defines “investment company” as any issuer that: “...is engaged or proposes to engage in the business of investing, reinvesting, owning, holding, or trading in securities, and owns or proposes to acquire investment securities having a value exceeding 40% of the value of such issuer’s total assets (exclusive of Government securities and cash items) on an unconsolidated basis.” Section 3(b)(1) of the 1940 Act provides that a company is not an “investment company” within the meaning of the 1940 Act if it is: “[An] issuer primarily engaged, directly or through a wholly-owned subsidiary or subsidiaries, in a business or businesses other than that of investing, reinvesting, owning, holding, or trading in securities...”

Section 3(c) of the 1940 Act provides for the following relevant exemptions: “Notwithstanding subsection (a), none of the following persons is an investment company within the meaning of this title: (1) Any issuer whose outstanding securities (other than short- term paper) are beneficially owned by not more than one hundred persons [emphasis added] and which is not making and does not presently propose to make a public offering of its securities. Such issuer shall be deemed to be an investment company for purposes of the limitations set forth in subparagraphs (A)(i) and (B)(i) of section 12(d)(1) governing the purchase or other acquisition by such issuer of any security issued by any registered investment company and the sale of any security issued by any registered open-end investment company to any such issuer. For purposes of this paragraph: (A) Beneficial ownership by a company shall be deemed to be beneficial ownership by one person, except that, if the company owns 10 per centum or more of the outstanding voting securities of the issuer, and is or, but for the exception provided for in this paragraph or paragraph (7), would be an investment company, the beneficial ownership shall be deemed to be that of the holders of such company’s outstanding securities (other than short-term paper). (B) Beneficial ownership by any person who acquires securities or interests in securities of an issuer described in the first sentence of this paragraph shall be deemed to be beneficial ownership by the person from whom such transfer was made, pursuant to such rules and regulations as the Commission shall prescribe as necessary or appropriate in the public interest and consistent with the protection of investors and the purposes fairly intended by the policy and provisions of this title, where the transfer was caused by legal separation, divorce, death, or other involuntary event. (5) Any person who is not engaged in the business of issuing redeemable securities, face-amount certificates of the installment type or periodic payment plan certificates, and who is primarily engaged in one or more of the following businesses: (A) Purchasing or otherwise acquiring notes, drafts, acceptances, open accounts receivable, and other obligations representing part or all of the sales price of merchandise, insurance, and services; (B) making loans to manufacturers, wholesalers, and retailers of, and to prospective purchasers of, specified merchandise, insurance, and services; and (C) purchasing or otherwise acquiring mortgages and other liens on and interests in real estate [emphasis added].” Based upon the above, the Company has been advised that the Offering is exempt under the 1940 Act and that the 5(c)(1) and 5(c)(5) exemptions will apply. However, there are no assurances that this will ultimately be the case.

JOBS ACT / REGULATION A / TIER 1	CF FUND II, LLC	OFFERING CIRCULAR

Investors Not Independently Represented

The Noteholders in the Company have not been represented by independent counsel with respect to this Offering. Attorneys assisting in the formation of the Company and the preparation of this Memorandum have represented only the Company and its principals and affiliates. (See “Conflicts of Interest” below.)

Adequacy of Working Capital Needed For Additional Financing

In the opinion of the Company, if the maximum number of Notes being offered is sold, the Company may have sufficient working capital to achieve its planned operations. However, there can be no assurance that even if the maximum number of Notes is sold that the Company would not be required to seek alternative or additional sources of financing. The Company is not restricted in the application of the funds as provided within this Memorandum under the caption “Use of Proceeds”.

Provisions in the Note

The Company has set the terms of the Note in a manner which is favorable to the Company and has not made an attempt to consider the favorability or suitability of such terms for any prospective investors.

Nature of Debt Obligations

The Notes represent debt obligations of the Company, and as such, would entail risks and benefits for the Noteholders that are customary for creditors, including (without limitation) risk of default and/or non-payment by the borrower. In the event of any liquidation or bankruptcy or similar event, Noteholders may receive less than the principal amount of their investment.

Noteholders will generally have limited to no control in the management and operation of the Company’s business and its decisions. Other individuals and constituencies (such as shareholders of the Company) may have greater control and rights (including, without limitation, approval or blocking rights with respect to business decisions of the Company) than Noteholders possess. Investors should understand that other participants in the Company may have interests that are substantially different than, and directly adverse to, the interests of Noteholders.

Projected Returns Not a Guarantee or Estimate

Any projected return or estimate for investments by the Company or its Loans is only a target and is in no way a financial projection, estimated result, guarantee, warranty, representation or promise of the Company. The Company and its management have no way of knowing or predicting whether such target return is realistic and achievable or whether such return will ever be realized for an investment in any particular Loan.

Conflicts of Interest

There are several areas in which the interests of various individuals and entities may conflict with each other. (See “Conflicts of Interest” below.)

JOBS ACT / REGULATION A / TIER 1	CF FUND II, LLC	OFFERING CIRCULAR

Unidentified Assets

None of the specific assets in which the Company will invest in are identified at this time. Therefore, any potential investor is unable to evaluate the Loans portfolio to determine whether to invest in the Company. However, the general business goals of the Company are to make Loans as further described herein. The Company may later have specific, identifiable portfolio data which Noteholders may review upon their prior written request to the Company.

Investment Profile and Mix May Change

The Company reserves the right, in its sole and absolute discretion, to modify, change or revise its typical investment profile and the mix of Loans that it invests or otherwise participates in, and accordingly, Noteholders have no guarantee, and should not assume that the investment mix and profile of the Company will not change substantially over time.

BUSINESS RISKS

Reliance on Key Personnel

The key personnel of the Company (currently, the President) will make virtually all decisions with respect to the management of the Company including, without limitation, the determination as to which loans to make and the terms thereof. The Noteholders will not have a voice in the management decisions of the Company and can exercise only a limited (if any) amount of control over the Company. The Company gives no assurance that the Company will operate at a profit or positive cash flow. The Company is dependent to a substantial degree on the continued services of its key personnel. In the event of the death, incapacity or other termination of key personnel, the business and operations of the Company may be adversely affected. Furthermore, all investments related to specific Loans will be undertaken by the Company without the Noteholders having any ability to directly affect such transactions.

Competition

Because of the nature of the Company's business, the Company's profitability will depend to a large degree on the future availability of capital. In particular, the Company will compete with private lenders, institutional lenders and others engaged in the mortgage lending business, many of whom have greater financial resources and experience than the Company.

Key Personnel Not Required to Devote Full-Time to the Business of the Company

The Company’s key personnel and its officers and directors are not required to devote their respective individual capacities full time to the Company's affairs, but only such time as the affairs of the Company may reasonably require.

Competition with Affiliates of the Company

Though they currently have no intention to do so, there is no restriction preventing the Company or any of its affiliates, principals, officers, directors or management from competing with one another by investing in collateral liens or sponsoring the formation of other investment groups like the Company. The Company may make decisions that may at times favor persons other than the Company. Unless otherwise mandatorily required to the contrary by applicable law, the Company and its affiliates, principals and management are exonerated from any liability for investment opportunities given to other persons, including (without limitation) affiliates.

JOBS ACT / REGULATION A / TIER 1	CF FUND II, LLC	OFFERING CIRCULAR

Investment Delays

There may be a delay between the time subscription funds are accepted from investors and the time when such funds are deposited into the Company and begin to participate in the investment yield offered herein.

Lack of Regulation

The management and investment practices of the Company are not supervised or regulated by any Federal or State legal or regulatory authority.

Tax and ERISA Risks

An investment in the Company involves certain tax risks of general application to all investors and certain other risks specifically applicable to Keogh accounts, Individual Retirement Accounts and other tax-exempt investors. (See “Income Tax Considerations” and “ERISA Considerations” below).

Loan Defaults and Foreclosures

The Company will invest in Loans and take the risk that borrowers will default on those loans and other risks that lenders typically face, some of which are detailed in this Offering. Loans may be made to borrowers who do not qualify for loans from more traditional sources of financing, such as (without limitation) banks and savings and loans associations. Loans may generally provide for a monthly payment from the borrower followed by a “balloon” payment at the loan’s maturity. Borrowers may be unable to pay such a balloon payment and are compelled to refinance the balloon amount into a new loan. Fluctuations in the interest rates, unavailability of mortgage funds, and a decrease in the value of the real property securing the loan could adversely affect the borrower’s ability to refinance their loans at maturity.

The Company will generally look to the underlying property securing the loan to determine whether to make the loan to the borrower and, to a lesser extent, the credit rating a borrower has. Nonetheless, borrowers will need to demonstrate adequate ability to meet its financial obligations under the terms of any loan which the Company originates or purchases.

To determine the fair market value of the property securing the loan, the Company will primarily rely on an appraisal, the Company’s opinion of value of the property, or other similar opinion. Appraisals are a judgment of an individual appraiser’s interpretation of a property’s value. Due to the differences in individual opinions, values may vary from one appraiser to another. Furthermore, the appraisal is merely the value of the real property at the time the loan is originated. Market fluctuations and other conditions could cause the value of real property to decline over time.

If the borrower defaults on the loan, the Company may take the deed in lieu of foreclosure or be forced to purchase the property at a foreclosure sale. If the Company cannot quickly sell the real property and the property does not produce significant income, the profitability and ability to repay the Company will be adversely affected.

Due to certain provisions of State law that may be applicable to all real estate loans, if real property security proves insufficient to repay amounts owing to the Company, it is unlikely that the Company will be able to recover any deficiency from the borrower.

JOBS ACT / REGULATION A / TIER 1	CF FUND II, LLC	OFFERING CIRCULAR

Finally, the recovery of sums advanced by the Company in making or investing in mortgage loans and protecting its security may also be delayed or impaired by the operation of the federal bankruptcy laws or by irregularities in the manner in which the loan was made. Any borrower has the ability to delay a foreclosure sale for a period ranging from several months to several years by filing a petition in bankruptcy which automatically stays any actions to enforce the terms of the loan. It can be assumed that such delays and the costs associated therewith will reduce the profitability of the Company.

Possible Repeal of Usury Exemption

To the extent that any Loans are arranged by or through a mortgage lending license and are therefore generally exempt from the otherwise applicable state’s usury limitation, should this exemption be repealed, the Company may no longer be able to originate loans in excess of the usury limit, potentially reducing its return on investment or forcing it to limit its lending activities or otherwise burdening its profitability and cash flow.

Uninsured and Underinsured Losses

The Company intends to maintain comprehensive insurance coverage of the type and amount it believes is customarily obtained by any lender of real estate. There are, however, certain types of losses, generally of a catastrophic nature, such as earthquakes, war and floods, that may be uninsurable or not economically insurable from which the real estate properties may be at risk. In addition, because of coverage limits and deductibles, insurance coverage in the event of a substantial loss may not be sufficient to pay the full current market value or current replacement cost of the underlying investment. Inflation, changes in building codes and ordinances, environmental considerations and other factors also might make it unfeasible to use insurance proceeds to replace a property after it has been damaged or destroyed. Under such circumstances, the insurance proceeds received by the Company might not be adequate to restore its economic position with respect to its real estate properties. Additionally, the Company does not intend to require mortgage insurance on Loans, which would protect the Company from losses due to defaults by borrowers.

Fluctuations in Interest Rates

Mortgage interest rates are subject to abrupt and substantial fluctuations and the purchase of Notes are a relatively illiquid investment. If prevailing interest rates rise above the average interest rate being earned by Notes, the Noteholders may wish to liquidate their investment to take advantage of higher available returns but may be unable to do so due to restrictions on transfer and withdrawal.

Litigation Risks

The Company will act in good faith and use reasonable judgment in selecting borrowers and making, purchasing, and managing the Loans. However, as a lender the Company is exposed to the risk of litigation by a borrower, tenant or other counter-party for any warranted or unwarranted allegations regarding the terms of any transaction or the actions or representations of the Company in making, managing or foreclosing on Loans. It is impossible to foresee the allegations that a party will bring against the Company, but the Company will use its best efforts to avoid litigation if, in its sole and absolute discretion, it is in the best interests of the Company. If the Company is required to incur legal fees and costs to respond to any lawsuit, the costs and fees could have an adverse impact on the Company’s cash flow and profitability.

JOBS ACT / REGULATION A / TIER 1	CF FUND II, LLC	OFFERING CIRCULAR

Participation with Other Parties

While the Company does not expect to participate in transactions with other parties, there is a possibility that it may do so. When participating in Loans with other lenders the Company may not have control over the determination of when and how to enforce a default, depending on the terms of any participation agreement with the other lenders or owners, other lenders or owners may have varied amounts of input into such decision-making process, including (without limitation) the ultimate decision-making power on if and when to enforce a default. There is no certainty as to who will be a lead lender or lead investor (as applicable) in a situation where the Company participates in ownership of a Loan with another entity.

Risks of Government Action

While the Company will use its best efforts to comply with all laws, including federal, state and local laws and regulations, there is a possibility of governmental action to enforce any alleged violations of (without limitation) mortgage lending laws which may result in legal fees and damage awards that would adversely affect the applicable entity.

Risks of Leveraging

The Company may borrow funds from any third party sources (including, but not limited to, lenders and investors) to fund investments in Loans. These additional sources of capital may be secured by Loans held by the Company. In order to obtain such additional capital, the Company may assign part or its entire asset portfolio to the lender or investor. Such money may bear interest at a variable rate, whereas the Company may be making fixed rate loans. Therefore, if prevailing interest rates rise, the cost of money could exceed the income earned from that money, thus reducing the Company’s profitability or causing losses.

Risks of Real Estate Ownership

There is no assurance that the Company’s owned properties will be profitable or that cash from operations will be available for distribution to the Noteholders. Because real estate, like many other types of long-term investments, historically has experienced significant fluctuations and cycles in value, specific market conditions may result in occasional or permanent reductions in the value of property interests. The marketability and value of the Properties will depend upon many factors beyond the control of the Company, including (without limitation):

•	changes in general or local economic conditions;

•	changes in supply of or demand for competing properties in an area (e.g., as a result of over-building);

•	changes in interest rates;

•	the promulgation and enforcement of governmental regulations relating to land use and zoning restrictions, environmental protection and occupational safety;

•	condemnation and other taking of property by the government;

•	unavailability of mortgage funds that may increase borrowing costs and/or render the sale of a property difficult;

•	unexpected environmental conditions;

JOBS ACT / REGULATION A / TIER 1	CF FUND II, LLC	OFFERING CIRCULAR

•	the financial condition of tenants, ground lessees, ground lessors, buyers and sellers of properties;

•	changes in real estate taxes and any other operating expenses;

•	energy and supply shortages and resulting increases in operating costs or the costs of materials and construction;

•	various uninsured, underinsurance or uninsurable risks (such as losses from terrorist acts), including risks for which insurance is unavailable at reasonable rates or with reasonable deductibles; and

•	imposition of rent controls.

Risks of Development, Renovation and Undeveloped Property

The Company anticipates that it will invest primarily in existing properties that require varying degrees of development. In addition, some properties may be under construction or under contract to be developed or redeveloped. Properties that involve development or redevelopment will be subject to the general real estate risks described above and will also be subject to additional risks, such as unanticipated delays or excess costs due to factors beyond the control of the Company. These factors may include (without limitation):

•	strikes;

•	adverse weather;

•	earthquakes and other "force majeure" events;

•	changes in building plans and specifications;

•	zoning, entitlement and regulatory concerns, including changes in laws, regulations, elected officials and government staff;

•	material and labor shortages;

•	increases in the costs of labor and materials;

•	changes in construction plans and specifications;

•	rising energy costs; and

•	delays caused by the foregoing (which could result in unanticipated inflation, the expiration of permits, unforeseen changes in laws, regulations, elected officials and government staff, and losses due to market timing of any sale that is delayed).

Delays in completing any development or renovation project will cause corresponding delays in the receipt of operating income and, consequently, the distribution of any cash flow by the Company with respect to such property.

JOBS ACT / REGULATION A / TIER 1	CF FUND II, LLC	OFFERING CIRCULAR

Risks Associated With Buying Contaminated Properties

The Company may acquire or invest in properties with known environmental conditions for the purpose of remediating the contamination. Following completion of the remediation, such properties would generally be resold to a developer. Such investments would generally be made only in conjunction with an operating partner with specific expertise in such properties and only where the Company believes that the liabilities associated with owning an interest in such a property can be appropriately protected against through insurance, indemnification or otherwise.

Compliance with the Americans with Disabilities Act and Other Changes in Governmental Rules and Regulations

Under the Americans with Disabilities Act of 1990 (the "ADA"), all public properties are required to meet certain federal requirements related to access and use by disabled persons. Properties acquired by the Company or in which it makes a property investment may not be in compliance with the ADA. If a property is not in compliance with the ADA, then the Company may be required to make modifications to such property to bring it into compliance, or face the possibility of imposition, or an award, of damages to private litigants. In addition, changes in governmental rules and regulations or enforcement policies affecting the use or operation of the properties, including changes to building, fire and life-safety codes, may occur which could have adverse consequences to the Company.

CONFLICTS OF INTEREST

The following is a list of some of the important areas in which the interests of the Company and each of its principals, directors, officers and/or affiliates may conflict with one another. The Noteholders must rely on the general fiduciary standards (as and if applicable) and other duties which may apply to such principals, directors, officers and affiliates to prevent unfairness by any of the aforementioned in a transaction with consequences for the Noteholders. It is expected that numerous transactions will occur between the Company and its principals, directors, officers and/or affiliates, and no outside or independent review of these transactions will be performed. ALL PROSPECTIVE INVESTORS SHOULD UNDERSTAND THAT NOTEHOLDERS WILL HAVE ABSOLUTELY NO DIRECT INTEREST, CONTROL, VOTING RIGHTS OR INVOLEMENT IN THE BUSINESS, AFFAIRS OR GOVERNANCE OF THE COMPANY. EACH PROSPECTIVE INVESTOR SHOULD UNDERSTAND THAT SELF-DEALING AND AFFILIATE-AFFILIATE TRANSACTIONS WILL ROUTINELY OCCUR AS A RESULT OF THE MATTERS CONTEMPLATED HEREIN. ALL PROSPECTIVE INVESTORS ARE STRONGLY ENCOURAGED TO CONSULT THEIR OWN INDEPENDENT LEGAL COUNSEL TO REVIEW AND ADVISE THEM WITH RESPECT TO THIS OFFERING AND MEMORANDUM.

Loan Origination Fees

None of the compensation set forth under “Compensation” was determined through arm's-length negotiations. Any change in such fees may have a direct, adverse effect upon the fees that borrowers will pay to the Company, and thus, may reduce the overall profitability and cash flow of the Company. This conflict of interest will exist in connection with every loan the Company makes.

JOBS ACT / REGULATION A / TIER 1	CF FUND II, LLC	OFFERING CIRCULAR

Loan Servicing by the Company

As set forth above under “Compensation”, the Company and/or its affiliates will receive compensation for servicing the Loans. The Company has reserved the right to retain other firms in addition to, or in lieu of, the Servicer to perform the various brokerage services, loan servicing and other activities in connection with the Loans. Such other firms may or may not be affiliated with the Company. Loan servicing firms not affiliated with the Company may or may not provide comparable services on terms more favorable to the Company.

Other Companies or Businesses

The Company and each of its principals, directors, officers or affiliates, may engage, for their own account or for the account of others, in other business ventures similar to that of the Company. Neither the Company nor any Noteholder shall be entitled to any interest therein or therefrom.

The Company may have conflicts of interest in allocating management time, services and functions between various existing companies, the Company and any future companies which it may organize as well as other business ventures in which it or its managers, principals, directors, officers and/or affiliates may be or become involved.

Purchase, Sale and/or Hypothecation of Loans

The Company and each of its principals, directors, officers or affiliates, may sell, buy or hypothecate loans (use loans as collateral for another loan) to each other, provided that such loans meet the underwriting criteria set forth above. The Company or any of its managers, principals, directors, officers and/or affiliates, may make a profit on the sale of an existing Loan to an affiliated individual or entity. There will be no independent review or assessment of the value of such Loans.

Conflict with Related Programs

The Company and its principals, directors, officers or affiliates, may join with other entities organized for similar purposes as partners, joint venturers or co-owners under some form of ownership in certain loans or in the ownership of real property. The interests such other individuals/entities may conflict and all such individuals/entities may not be able to resolve such conflicts in a manner that serves the best interests of the Company and/or Noteholders.

Competition with Affiliates

There is no restriction preventing the Company or any of its affiliates, officers, directors or management from competing with the Company by investing in collateral liens or sponsoring the formation of other investment groups like the Company to invest or otherwise participate in similar areas. Subject only to limitations mandatorily imposed by corporate law, the Company and its affiliates, officers, directors and/or management may freely compete with or against the Company.

Sale of Real Estate to Affiliates

In the event that the Company becomes the owner of any real property by reason of foreclosure, the first priority will be to arrange for the sale of the property for a price that will permit the recovery of the full amount of invested capital plus accrued but unpaid interest and other charges, or so much thereof as can reasonably be obtained in light of current market conditions. In order to facilitate such a sale, the Company may, but is not required to, arrange a sale to persons or entities affiliated with it or controlled by it, (e.g. to a limited liability company formed by the Company). The Company will be subject to conflicts of interest in arranging such sales since it will represent or have an interest in both parties to the transaction. There will not be any independent review by any outside parties of such transactions. No assurance can be given that the sale price for property would be fair, reasonable or negotiated at ‘arms-length’.

JOBS ACT / REGULATION A / TIER 1	CF FUND II, LLC	OFFERING CIRCULAR

SOURCES OF INCOME TO THE COMPANY

The principal sources of the Company’s revenues are listed below. CFI will explore other sources of revenues as operations continue. Any and all of the Company’s revenues, including those set forth below, shall be used towards paying the Company’s obligations to the Noteholders. Any remaining income shall be paid to CFI as compensation for services rendered. Any income retained for purposes of a loss reserve shall be determined and established by CFI, at its sole and absolute discretion.

Form of Compensation	Estimated Amount or Method of Compensation

LOAN ORIGINATION FEES	Loan origination fees are collected from borrowers. Such fees generally average between one and ten percent (1-10%) depending on market conditions and different types of loans. Most commonly, such fees represent three to four percent (3%-4%) of the value of the Loan. In many cases, up to one hundred percent (100%) of these loan origination fees will be shared with mortgage brokers and other referral sources. Loan origination fees shall be payable to the Company. Loan origination fees will generally be collected in installments, with some amounts being due up-front and the remainder being collected at settlement.

LOAN EXTENSION AND MODIFICATION FEES	Loan extension and modification fees are collected from borrowers and payable to the Company. Such fees are typically between one and three percent (1-3%) of the original loan amount, but could be higher depending on market rates and conditions.

LOAN PROCESSING, LOAN DOCUMENTATION AND SIMILAR FEES	Loan processing and loan documentation and other similar fees are collected from the borrower and payable to the Company at prevailing industry rates.
OTHER LOAN FEES

The Company will earn other loan fees as follows:

One Hundred Percent (100%) of each of the following:

(1)  All late payment fees incurred by borrowers on loans;

(2)  All default interest incurred by borrowers on defaulted loans;

(3)  All prepayment penalties incurred by borrowers; and

(4)  All forbearance fees, extension fees and all other fees incurred by borrowers.

REAL ESTATE COMMISSIONS	CFI or its affiliates may earn real estate commissions to list and sell real estate that the Company has acquired. Such entities may earn up to eight percent (8%) for such a sale.

CFI will also earn interest income from loans originated by the Company or CFI. Borrowers pay interest to CFI on a monthly basis on the full amount of their indebtedness. The Company will generally attempt to charge borrowers a higher interest rate (“spread”) than the rates paid to Noteholders in this Offering. Additional sources of income to the Company will be from the potential purchase, rehabilitation and resale of Company owned properties. Opportunities arise to purchase and rehabilitate properties with good resale potential.

JOBS ACT / REGULATION A / TIER 1	CF FUND II, LLC	OFFERING CIRCULAR

Any and all of the Company’s revenues, including those set forth above, shall be used towards paying the Company’s obligations to the Noteholders. Any remaining income shall be paid to CFI as compensation for services rendered. Any income retained for purposes of a loss reserve shall be determined and established by CFI, at its sole and absolute discretion.

KEY PERSONNEL

The Company is a wholly owned subsidiary of CFI. CFI’s chief executive officer and director is Jeffrey Cella. CFI’s senior vice president and director is Timothy Messerli. The Company will hire additional officers, directors and employees once sufficient resources have been acquired to support the costs for such positions, including, but not limited to, a loan officer. The loan officer will be critical to support the anticipated rapid growth of the Company and to provide a level of management depth. The role of the loan officer will be to help manage the daily flow of activities between prospects, wholesalers/brokers and existing borrowers and to provide a second level of oversight as well as generate additional business for CFI.

The following individuals comprise the officers and directors of the Company as of the date of this Offering Circular:

Jeffrey Cella

President and Chief Executive Officer of Conquest Funding, Inc., Parent Company of the LLC

Jeff has worked in the commercial lending business for over 30 years, most of those years as a commercial lender for various regional and national banking institutions. He has underwritten many types of commercial loans from small real estate loans to large multimillion dollar commercial and industrial projects. Jeff started his first private equity fund in 2011 with the Conquest Fund targeting the residential real estate investor looking for purchase and rehab loans. The fund has a solid track record of performance generating over $10 million in loans during that time and never missing an interest payment to any investor. Jeff was also a principal and a key member in starting three other private equity funds with a well-known real estate broker and investor, Donald Wenner of DLP Realty. Jeff served as Senior Vice President and Chief Financial Officer and was key in bringing the fund concept to Don and creating DLP Capital Advisors, a very successful fund management company. While Jeff enjoyed that process he was looking to do something a little different.

He has always believed that the ability to invest in private investments should be available to everyone, not just Accredited Investors. Upon discovering Regulation A, Jeff decided to create a new offering to invite everyone to participate in this exciting opportunity. He also wanted to widen the scope beyond purchase and rehab loans. Jeff has now created a new offering designed to attract not just the small real estate investor, but also commercial bridge financing opportunities. With all of Jeff’s years of experience in the commercial lending business he has developed a substantial number of investors, borrowers and loan brokers to quickly grow this new fund.

JOBS ACT / REGULATION A / TIER 1	CF FUND II, LLC	OFFERING CIRCULAR

Jeff is a graduate of Kutztown University holds Bachelors of Science degree in Economics.

Jeff brought the same high level service, professionalism and integrity to the private equity business as he did with his banking career with a focus on outstanding service and attention to detail. In addition to his many years of lending experience, he is also a real estate investor and owns several single family and multi-family investment properties. He has the real life experience to understand the needs of the real estate investor while protecting the financial interests of the Fund’s investors.

Jeff is responsible for the day to day operations of the Company and is the senior loan officer of the Company. Jeff will utilize his extensive relationships with the financial community to seek additional staff members as the company grows.

Timothy Messerli

Senior Vice President and Director of Conquest Funding, Inc., Parent Company of the LLC

For several years, Tim had played a major role in the establishment and growth of the company and is co- owner of CFI. As Senior Vice President and Director of Field Operations for Conquest Funding, Inc., he has personally inspected most of the properties financed by CFI and will continue to be involved in the property inspection process.

Tim is a Fordham University graduate holding a Bachelor of Science Degree in Accounting.

Tim has an extensive background in management, construction management, finance, budgeting, strategic planning, sales and marketing and human resources. His background includes a diverse skill set ranging from Internal Auditor, National Bank of North America, New York, New York, Director of Operations with Bohlen-Reis Inc. General Contractor in Great Barrington, Massachusetts; Mortgage Consultant, IPI Skyscraper Mortgage Corp., Englewood Cliffs New Jersey; President of The MTR Group LLC, a business consulting company located in Allentown PA.

Tim’s knowledge of construction, extensive business and sales experience along with his attention to detail is a tremendous asset to CFI. His role going forward will involve all aspects of the business from overseeing the inspection process to working closely with borrowers, raising capital, marketing and developing the overall strategic vision of the company.

Managers / Directors / Executive Officers / Significant Employees Information

Name	Position	Age	Term of Office	Approximate Hours Per Week
Jeffrey Cella	CEO, Director of Parent Company / Manager	53	4 years	40
Timoty Messerli	VP, Director of Parent Company / Manager	66	4 years	40

Compensation of Managers and Executive Officers

Name	Capacities in which Compensation was Received [1]	Cash Compensation	Other Compensation	Total Compensation
Conquest Funding, Inc., a Pennsylvania corporation	Parent Company / Manager of Company	$0	$0	$0

JOBS ACT / REGULATION A / TIER 1	CF FUND II, LLC	OFFERING CIRCULAR

1.            The Company has no officers or directors. It is managed and wholly owned by Conquest Funding, Inc., a Pennsylvania corporation. The Company is a newly formed entity with no operating history. For these reasons, CFI has yet to receive any compensation in its capacity as Manager of the Company.

CFI’S ANALYSIS OF THE FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The Company is a newly formed company and has a limited operating history. The Company’s current cash balance is $1,000.00 as of December 23, 2015. The cash balance is not sufficient to fund the limited levels of operations for any period of time. The Company has been utilizing and may utilize funds from the Parent Company, which has agreed to advance funds to allow the Company to operate its business including paying for offering costs, filing fees and professional fees. In order to execute the plan of operations, the Company will require varying amounts of capital based on the Loans and/or properties the Company intends to fund or acquire. The Company intends to continuously offer Notes to Investors on an as needed basis to operate is business plan. (See “Operational Plan” and “Lending Standards” above.)

CFI has chosen a unique structure for this fund believing in rewarding investors first. CFI will not charge any management fees for this fund and will not charge any compensation directly to the fund. Typically fund managers receive 1%, 2%, and even 3% right off the top for raising capital before any profit is generated with the capital raised. Because this fund is open to both accredited and non-accredited investors, we believe we have an even greater responsibility to all the investors to only be paid after the fund produces a profit. The fund will receive income from the loans it makes in the form of interest, fee and points and in some situations profit sharing in certain equity transactions. The only expenses the fund will incur are those associates with interest paid to the investors. CFI intends to retain some portion of the profit in the fund to create a loss reserve (the “Loan Loss Reserve”) to sustain the Company in the event the Company suffers a loss due to one or more loan defaults and it was unable to fully recover all the principal of the Loan. The exact amount of the Loan Loss Reserve will be determined by CFI from time to time based on the profitability of the Company. The excess profits of the Company will flow to the Parent Company.

Projection

Reg A Tier 1 allows issuers to raise capital from up to five hundred (500) non-accredited investors and two thousand (2000) Accredited Investors. This is an exciting development and CFI believes this will make it easier for the Company to raise funds from a broader investor base. The fundraising goal is Twenty Million Dollars ($20,000,000). The Company reserves the right to increase the Maximum Offering Amount, subject to a post-qualifying amendment with the SEC. Based on these numbers our projections for the Offering will look like this assuming a sufficient number loans can be made with this capital.

JOBS ACT / REGULATION A / TIER 1	CF FUND II, LLC	OFFERING CIRCULAR

Gross Income

Gross Income is made up of interest generated from making loans, points charged on the loans, plus fees charged for appraisals and inspections. We believe market interest rates for these types of loans will range between nine percent (9%) and fifteen percent (15%) depending on various factors, such as the borrower’s credit history, experience, financial condition, along with the amount of money the borrower is putting into the transaction. We used an average annual loan rate of twelve and one half percent (12.5%) in this model. Loan origination fees (“Points”) charged on a loan can range from one percent (1%) to ten percent (10%) of the Loan amount. On average, the Company intends to charge two and eight tenths percent (2.8%), which is average in our market. The appraisal fees are the cost we incur and in turn charge the borrower to obtain a third party appraisal on a property. The inspection fees are paid by the borrower and cost one hundred fifty dollars ($150) per inspection. We typically will have three (3) to four (4) inspections on an average project and these fees are paid to cover our cost of performing inspections.

Expenses

CFI believes based on past experience and with the mix of investment options ranging from five percent (5%) up to ten percent (10%) annual return, the average cost of funds will be approximately nine percent (9%). We also believe based on loan demand in our market that the Company will find more than enough qualified borrowers to place all the funds we raise. Capital will be raised based on an as needed basis, and will depend on the demand for loans. All other expenses for salaries, operations, advertising, audits, etc. will be paid by CFI.

JOBS ACT / REGULATION A / TIER 1	CF FUND II, LLC	OFFERING CIRCULAR

Equity Loan Loss Reserve

CFI intends to retain some portion of the profit in the fund to create an equity Loan Loss Reserve so in the event the fund would sustain a loss due to one or more loan defaults and it was unable to fully recover all the principal of the loan, the Loan Loss Reserve will help to insulate the Noteholders from loss. The exact amount will be determined by CFI from time to time based on the profitability of the fund, however we did use an average of five percent (5%) of gross profit in the projection to show how this will impact the fund’s performance. This is not a true expense as it is not actually paid out, but more just a bookkeeping entry to retain part of the profits increasing the equity of the fund.

Excess profits of the Company

The excess profits of the Company will flow from the Company to CFI. The Company will not incur any other expenses as all other expenses related to the operations of the lending business and management of the Company are paid through CFI.

Operational Plan

Marketing & Sales

Phase I – The marketing and sales will initially be handled by the principals and those staff members they hire as needed. Both Jeffrey Cella and Timothy Messerli have extensive contacts in the local business community with loan brokers, bankers, real estate agents, real estate wholesalers, property managers, investors, networking groups etc. and will tap those resources first. CFI will be actively looking for borrowers and investors at the same time with a simple message of providing great value to our investors and borrowers through quick response times, creative solutions, and understanding the people behind the projects. CFI will also use a web based marketing effort and utilizing the resources and client base from local investment advisors. Phase II will be a larger campaign through direct mail, email, public events, radio spots and printed media to generate a larger awareness that this investment in available to both accredited and non-accredited investors.

Investor and Borrower operations

CFI plans to use a third party servicing company to manage our investor and borrower information and record keeping. The service provider will calculate and make interest payments to investors, collect and process loan payments from borrowers, provide various reporting for monthly and year-end statements and provide additional areas of support where needed. CFI is in discussions with companies providing these services to the private lending industry.

Jeff will be primarily responsible for investor relations and borrower underwriting and loan approval, loan documentation and settlements. Tim’s primary function is asset protection in the field, making sure the properties fit our guidelines, the borrower’s rehab estimates are reasonable and the projects are getting completed in a reasonable time frame. He will also be the onsite inspector for many of these properties providing his insight and knowledge regarding each property we take as collateral. Tim will also coordinate the use of other professional personnel such as architects, engineers, safety inspectors, environmental experts for larger commercial transactions where we may need these services. Tim will actively engaged in developing investors and borrowers as part of our overall marketing strategy.

We anticipate the hiring of an administrative support person and a part time internal accountant within the first 12 months of operations. Again these expenses are all paid for through CFI and not directly from the Company.

JOBS ACT / REGULATION A / TIER 1	CF FUND II, LLC	OFFERING CIRCULAR

LEGAL PROCEEDINGS

Neither the Company nor any of its directors or officers, are now, or within the past five (5) years have been, involved in any material litigation or arbitration.

INCOME TAX CONSIDERATIONS

Federal Income Tax Aspects

The following discussion generally summarizes the material federal income tax consequences of an investment in the Company based upon the existing provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and applicable Treasury regulations thereunder, current administrative rulings and procedures and applicable judicial decisions. However, it is not intended to be a complete description of all tax consequences to prospective Investors with respect to their investment in the Company. No assurance can be given that the Internal Revenue Service (the “IRS”) will agree with the interpretation of the current federal income tax laws and regulations summarized below. In addition, the Company or the Investors may be subject to state and local taxes in jurisdictions in which the Company may be deemed to be doing business.

ACCORDINGLY, ALL PROSPECTIVE INVESTORS SHOULD INDEPENDENTLY SATISFY THEMSELVES REGARDING THE POTENTIAL FEDERAL AND STATE TAX CONSEQUENCES OF PARTICIPATION IN THE COMPANY AND ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS, ATTORNEYS OR ACCOUNTANTS IN CONNECTION WITH ANY INTEREST IN THE COMPANY. EACH PROSPECTIVE INVESTOR/SHAREHOLDER SHOULD SEEK, AND RELY UPON, THE ADVICE OF THEIR OWN TAX ADVISORS IN EVALUATING THE SUITABILITY OF AN INVESTMENT IN THE COMPANY IN LIGHT OF THEIR PARTICULAR INVESTMENT AND TAX SITUATION.

Tax Law Subject to Change

Frequent and substantial changes have been made, and will likely continue to be made, to the federal and state income tax laws. The changes made to the tax laws by legislation are pervasive, and in many cases, have yet to be interpreted by the IRS or the courts.

State and Local Taxes

A description or analysis of the state and local tax consequences of an investment in the Company is beyond the scope of this discussion. Prospective Noteholders are advised to consult their own tax counsel and advisors regarding these consequences and the preparation of any state or local tax returns that an Investor may be required to file.

IRS Audits

Returns filed by the Company are subject to audit by the IRS. The IRS devotes considerable attention to the proper application of the tax laws to corporations. An audit of the Company’s return may lead to adjustments which adversely affect the federal income tax treatment of Notes and cause Noteholders to be liable for tax deficiencies, interest thereon and penalties for underpayment. An audit of the Company’s tax return could also lead to an audit of their individual tax return that may not otherwise have occurred, and to the adjustment of items unrelated to the Company. Prospective investors should make their determination to invest based on the economic considerations of the Company rather than any anticipated tax benefits. Furthermore, the IRS has taken the position in Temp. Reg. 1.163-9T that any interest on income taxes owed by an individual is personal interest, subject to limitations on deduction, regardless of the nature of the activity that produced the income that was the source of the tax.

JOBS ACT / REGULATION A / TIER 1	CF FUND II, LLC	OFFERING CIRCULAR

Understatement Penalties

The Company will be subject to a substantial understatement penalty in the event that it understates its income tax. The IRS imposes a penalty of 20% on any substantial understatement of income tax. Furthermore, the IRS can charge interest on underpayments of income tax exceeding One Hundred Thousand ($100,000) for any tax year owing by certain corporations at a rate that is higher than the normal interest rate. The Company strongly advises prospective investors to consult with their own tax advisor to be sure that they fully evaluate the proposed tax treatment of Company as described herein.

Accounting and Reports

Annual reports concerning the LLC’s business affairs, including the LLC’s annual income tax return, will be provided to Noteholders who request them in writing. CFI may, at its sole and absolute discretion, designate any person to provide tax and accounting advice to the LLC, at any time and for any reason.

CFI presently intends to maintain the LLC’s books and records on the accrual basis for bookkeeping and accounting purposes, and also intends to use the accrual basis method of reporting income and losses for federal income tax purposes. CFI reserves the right to change such methods of accounting upon written notice to Noteholders. After the LLC reaches One Million Dollars ($1,000,000) in assets under management, CFI further intends, at its sole and absolute discretion, to obtain audited financial statements to be distributed to the Noteholders on an annual basis.

ERISA CONSIDERATIONS

The following is a discussion of how certain requirements of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Code relating to Employee Benefit Plans and certain Other Benefit Arrangements (each as defined below) may affect an investment in the Notes. It is not, however, a complete or comprehensive discussion of all employee benefits aspects of such an investment. If the prospective investors are trustees or other fiduciaries of an Employee Benefit Plan or Other Benefit Arrangement, before purchasing Units, they should consult with their own independent legal counsel to assure that the investment does not violate any of the applicable requirements of ERISA or the Code, including, without limitation, the ERISA fiduciary rules and the prohibited transaction requirements of ERISA and the Code.

ERISA Fiduciary Duties

Under ERISA, persons who serve as trustees or other fiduciaries of an Employee Benefit Plan have certain duties, obligations and responsibilities with respect to the participants and beneficiaries of such plans. Among the ERISA fiduciary duties are the duty to invest the assets of the plan prudently, and the duty to diversify the investment of plan assets so as to minimize the risk of large losses. An “Employee Benefit Plan” is a plan subject to ERISA that is an employee pension benefit plan (such as a defined benefit pension plan or a section 401(k) or 403(b) plan) or any employee welfare benefit plan (such as an employee group health plan).

JOBS ACT / REGULATION A / TIER 1	CF FUND II, LLC	OFFERING CIRCULAR

Prohibited Transaction Requirements

Section 406 of ERISA and Section 4975 of the Code proscribe certain dealings between Employee Benefit Plans or Other Benefit Arrangements, on the one hand, and “parties-in interest” or “disqualified persons” with respect to those plans or arrangements on the other. An “Other Benefit Arrangement” is a benefit arrangement described in Section 4975(e)(1) of the Code (such as a self-directed individual retirement account (“IRA”), other than an Employee Benefit Plan.

Prohibited transactions include, directly or indirectly, any of the following transactions between an Employee Benefit Plan or Other Benefit Arrangement and a party in interest or disqualified person:

(a)          sales or exchanges of property;

(b)          lending of money or other extension of credit;

(c)          furnishing of goods, services or facilities; and

(d)          transfers to, or use by or for the benefit of, a party in interest or disqualified person of any assets of the Employee Benefit Plan or Other Benefit Arrangement.

In addition, prohibited transactions include any transaction where a trustee or other fiduciary of an Employee Benefit Plan or Other Benefit Arrangement:

(a)          deals with plan assets for his own account,

(b)          acts on the behalf of parties whose interests are adverse to the interest of the plan, or

(c)          receives consideration for his own personal account from any party dealing with the plan with respect to plan assets.

The terms “party in interest” under ERISA and “disqualified person” under the Code have similar definitions. The terms include persons who have particular relationships with respect to an Employee Benefit Plan or Other Benefit Arrangement, such as:

(a)          fiduciaries;

(b)          persons rendering services of any nature to the plan;

(c)          employers any of whose employees are participants in the plan, as well as owners of 50% or more of the equity interests of such employers;

(d)          spouses, lineal ascendants, lineal descendants, and spouses of such ascendants or descendants of any of the above persons;

(e)          employees, officers, directors and 10% or more owners of such fiduciaries, service providers, employers or owners;

(f)          entities in which any of the above-described parties hold interests of 50% or more; and

(g)          10% or more joint venturers or partners of certain of the parties described above.

Certain transactions between Employee Benefit Plans or Other Benefit Arrangements and parties in interest or disqualified persons that would otherwise be prohibited transactions are exempt from the prohibited transaction rules due to the application of certain statutory or regulatory exemptions. In addition, the United States Department of Labor (the “DOL”) has issued class exemptions and individual exemptions for certain types of transactions. Violations of the prohibited transaction rules may require the prohibited transactions to be rescinded and will cause the parties in interest or disqualified persons to be subject to excise taxes under Section 4975 of the Code.

JOBS ACT / REGULATION A / TIER 1	CF FUND II, LLC	OFFERING CIRCULAR

Investments in the Company

If a prospective investor is a fiduciary of an Employee Benefit Plan, the investor must act prudently and ensure that the plan’s assets are adequately diversified to satisfy the ERISA fiduciary duty requirements. Whether an investment in the Company is prudent and whether an Employee Benefit Plan’s investments are adequately diversified must be determined by the plan’s fiduciaries in light of all of the relevant facts and circumstances. A fiduciary should consider, among other factors, the limited marketability of the Notes.

Prospective investors also should be aware that under certain circumstances the DOL may view the underlying assets of the Company as “plan assets” for purposes of the ERISA fiduciary rules and the ERISA and Internal Revenue Code prohibited transaction rules. DOL regulations indicate that Company assets will not be considered plan assets if less than 25% of the value of the Notes is held by Employee Benefit Plans and Other Benefit Arrangements.

The Company anticipates that if any investor is an Employee Benefit Plan subject to ERISA, the Company will limit the investments by all Employee Benefit Plans and Other Benefit Arrangements to ensure that the 25% limit is not exceeded. Because the 25% limit is determined after every subscription or redemption, the Company has the authority to require the redemption of all or some of the Notes held by any Investor that is an Employee Benefit Plan or Other Benefit Arrangement if the continued holding of such Notes, in the sole opinion of the Company, could result in the Company being subject to the ERISA fiduciary rules.

If there are no Employee Benefit Plan investors in the Company, the Company anticipates that investments by Other Benefit Arrangements (such as self-directed IRAs) may exceed the 25% limit. This may cause the underlying assets of the Company to be considered plan assets for purposes of the Code prohibited transaction rules. In such a case, the Other Benefit Arrangement investors must ensure that their investments do not constitute prohibited transactions under Section 4975 of the Code. Such investors should consult with independent legal counsel on these issues.

Special Limitations

The discussion of the ERISA fiduciary aspects and the ERISA and Code prohibited transaction rules contained in this Memorandum is not intended as a substitute for careful planning. The applicability of ERISA fiduciary rules and the ERISA or Code prohibited transaction rules to Investors may vary from one Investor to another, depending upon that Investor’s situation. Accordingly, prospective investors should consult with their own attorneys, accountants and other personal advisors as to the effect of ERISA and the Code on their situation of a purchase and ownership of the Notes and as to potential changes in the applicable law.

LEGAL MATTERS

The Company has retained Geraci Law Firm of Irvine, California to advise it in connection with the preparation of this Offering, the Promissory Note, the Subscription Agreement and any other documents related thereto. Geraci Law Firm has not been retained to represent the interests of any Investors or Noteholders in connection with this Offering. All investors that are evaluating or purchasing Promissory Notes should retain their own independent legal counsel to review this Offering, the Memorandum, the Promissory Note, the Subscription Agreement and any other documents and matters related whatsoever to this Offering, and to advise them accordingly.

JOBS ACT / REGULATION A / TIER 1	CF FUND II, LLC	OFFERING CIRCULAR

ADDITIONAL INFORMATION AND UNDERTAKINGS

The Company undertakes to make available to each prospective investor every opportunity to obtain any additional information from the Company necessary to verify the accuracy of the information contained in this Memorandum, to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense. This additional information includes, without limitation, all the organizational documents of the Company, recent financial statements for the Company and all other documents or instruments relating to the operation and business of the Company and material to this offering and the transactions contemplated and described in this Memorandum.

SIGNATURES

Pursuant to the requirements of Regulation A, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Circular and the correlating Offering Statement to be signed on its behalf, by the undersigned, thereunto duly authorized, in the city of Allentown, Pennsylvania.

CF Fund II, LLC

/s/ Jeffrey Cella

By: Jeffrey Cella, President of Conquest Funding, Inc.,
a Pennsylvania corporation, Member and Manager of
CF Fund II, LLC, a Pennsylvania limited liability company.

Date: April 29, 2016

39

PART III – EXHIBITS

Exhibit Index

		Incorporation by Reference
Exhibit ID	Form 1A ID	Exhibit Description	Form	Filing Date	File No.
A	Ex1A-2A	CF Fund II LLC Articles of Organization	1-A	1.8.16	1
B	Ex1A-2B	CF Fund II LLC Operating Agreement	1-A	1.8.16	2
C	Ex1A-4 & Ex1A-10	Form of Subscription Agreement & Power of Attorney	1-A	3.8.16	3
D	Ex1A-11	Consent of Spiegel Accountancy Corp	1-A/A	3.8.16	4
E	Ex1A-12	Opinion of Counsel re Legality	1-A/A	3.8.16	5
F	Ex1A-6	Form of Promissory Note	1-A/A	3.8.16	6

CF Fund II, LLC

November 30, 2015

Audited Financial Statement

CF Fund II, LLC

November 30, 2015

Page

Independent Auditors’ Report	1 - 2

Balance Sheet	3

Notes to Financial Statement	4 - 7

Independent Auditors’ Report

To the Member

CF Fund II, LLC

Allentown, Pennsylvania

Report on the Financial Statement

We have audited the accompanying balance sheet of CF Fund II, LLC, a Pennsylvania limited liability company, as of November 30, 2015, the end of the initial accounting period, and the related notes.

Management’s Responsibility for the Financial Statement

Management is responsible for the preparation and fair presentation of this financial statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that is free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to CF Fund II, LLC’s preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of CF Fund II, LLC’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

To the Member

CF Fund II, LLC

Allentown, Pennsylvania

Opinion

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of CF Fund II, LLC as of November 30, 2015 in accordance with accounting principles generally accepted in the United States of America.

Matter of Emphasis

The accompanying financial statement has been prepared assuming that CF Fund II, LLC will continue as a going concern. As discussed in Note 2 to the financial statement, CF Fund II, LLC’s ability to commence operations will depend on its ability to obtain investor financing and secure loan investments, which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to this matter are also described in Note 1. The balance sheet does not include any adjustments that might result from the outcome of this uncertainty.

Pleasant Hill, California	Spiegel Accountancy Corp.
December 23, 2015	Certified Public Accountants

CF Fund II, LLC

Balance Sheet

November 30, 2015

ASSETS

Cash	$1,000

Total Assets	$1,000

MEMBER’S EQUITY

Member’s Equity	$1,000

Total Member’s Equity	$1,000

See Notes to Financial Statement

CF Fund II, LLC

Notes to Financial Statement

November 30, 2015

NOTE 1 -	SUMMARY OF ORGANIZATION AND SIGNIFICANT ACOUNTING POLICIES

Organization

CF Fund II, LLC (the “Company”), a Pennsylvania limited liability company and wholly-owned subsidiary of Conquest Funding, Inc. (“CFI”), was formed on August 20, 2015. The Company was formed primarily to fund loans with interest rates ranging from 9% to 15%, that are underwritten by CFI. The loans will be secured by real property. As opportunities arise, the Company will also purchase real property to develop, repair, remodel, rent and/or sell. Operations will be conducted throughout the United States, but primarily in Pennsylvania, Maryland and New Jersey. The Company has not commenced principal operations nor generated revenue as of November 30, 2015. The Company’s activities since inception have consisted primarily of formation activities and preparations to raise debt capital through the issuance of promissory notes (“Notes”) that will vary in duration from 6 to 36 months and will be repaid at interest rates ranging from 5% to 10% with a balloon payment at maturity. Notes issued through the Company will not be charged a commission, but Notes issued through independent brokers/dealers will be charged a commission of up to 8%. The Company is dependent upon capital resources for the commencement of its planned principal operations and is subject to significant risks and uncertainties, including failing to secure funding to operationalize the Company’s planned operations.

General Company Provisions

The Company is managed by CFI, the Company’s sole and managing member. The rights, duties and powers of the managing member are governed by the Company operating agreement.

The managing member, acting alone, has the power and authority to act for and bind the Company.

Term and Offering of the Company

The Company will continue in perpetuity unless the managing member chooses to dissolve it.

CF Fund II, LLC

Notes to Financial Statement

November 30, 2015

NOTE 1 -	SUMMARY OF ORGANIZATION AND SIGNIFICANT ACOUNTING POLICIES (CONTINUED)

Management’s Plan to Achieve Profitability

As of November 30, 2015, the Company did not generate any revenue nor incur any operating expenses. Management is in the process of seeking debt funding and commencing operations.

Basis of Presentation and Use of Estimates

The Company’s financial statements are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America. These require the use of estimates and assumptions that affect the assets reported in the financial statements, as well as amounts included in the notes thereto, including discussion and disclosure of contingent liabilities. Although the Company uses its best estimates and judgments, actual results could differ from these estimates as future confirming events occur.

Fair Value Measurements

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date. The Company determines the fair values of its assets and liabilities based on a fair value hierarchy that includes 3 levels of inputs that may be used to measure fair value. The 3 levels are as follows:

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date. An active market is a market in which transactions occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2 inputs are those other than quoted prices that are observable for the asset or liability, either directly or indirectly.

Level 3 inputs are unobservable inputs for the asset or liability. Unobservable inputs reflect the Company’s own assumptions about the inferences that market participants would use in pricing the asset or liability (including assumptions about risk). Unobservable inputs are developed based on the best information available in the circumstances and may include the Company’s own data.

Fair value measurements are further discussed in Note 4.

CF Fund II, LLC

Notes to Financial Statement

November 30, 2015

NOTE 1 -	SUMMARY OF ORGANIZATION AND SIGNIFICANT ACOUNTING POLICIES (CONTINUED)

Management Fees

The Company will charge borrowers a loan origination fee up to 10% of the original loan amount depending on market conditions; loan extension and modification fees will be charged at rates of 1% to 3%; and loan processing fees will be charged at prevailing rates. The Company will also charge late payment fees; default interest; prepayment penalties; and other fees.

Income Taxes

The Company, with the consent of its member, has elected to be a partnership under the Internal Revenue Code and a similar section of the state code. The members of a partnership are taxed on their proportionate shares of the Company’s taxable income. As a partnership, the Company is also not subject to Pennsylvania corporate income tax. Therefore, no provision or liability for federal or Pennsylvania income taxes has been included in these financial statements.

The Company’s income tax returns are subject to review and examination by federal, state and local governmental authorities. As of November 30, 2015, no income tax returns have been filed with federal, state and local governmental authorities.

NOTE 2 -	COMPANY’S ABILITY TO CONTINUE AS A GOING CONCERN

The Company is currently in the process of securing investor financing and commencing operations. However, there can be no assurance that the Company will successfully be able to generate debt financing or find appropriate existing loan investments. Failure to secure debt financing or secure existing loan investments could adversely affect the Company’s ability to achieve it business objective and continue as a going concern.

NOTE 3 -	CASH CONCENTRATION

The Company maintains funds in a financial institution that is a member of the Federal Deposit Insurance Corporation. As such, funds are insured based on the Federal Reserve limit. The Company has not experienced any losses to date, and management believes it is not exposed to any significant credit risk on the current account balance. At times, cash balances may exceed insured amounts.

CF Fund II, LLC

Notes to Financial Statement

November 30, 2015

NOTE 4 -	FAIR VALUE MEASUREMENTS

Due to its short term nature, the carrying value of cash approximates its fair value at November 30, 2015.

NOTE 5 -	COMMITMENTS AND CONTINGENT LIABILITIES

In the normal course of business, the Company may become a party to litigation matters involving claims against it. At November 30, 2015, there are no current matters that would have a material effect on the Company’s financial position or results of operations.

NOTE 6 -	SUBSEQUENT EVENTS

The Company has evaluated subsequent events through December 23, 2015, the date the financial statement was available to be issued, and there were no events to report.

CF Fund II, LLC

Notes to Financial Statement

November 30, 2015

NOTE 1 -	SUMMARY OF ORGANIZATION AND SIGNIFICANT ACOUNTING POLICIES

Organization

CF Fund II, LLC (the “Company”), a Pennsylvania limited liability company and wholly-owned subsidiary of Conquest Funding, Inc. (“CFI”), was formed on August 20, 2015. The Company was formed primarily to fund loans with interest rates ranging from 9% to 15%, that are underwritten by CFI. The loans will be secured by real property. As opportunities arise, the Company will also purchase real property to develop, repair, remodel, rent and/or sell. Operations will be conducted throughout the United States, but primarily in Pennsylvania, Maryland and New Jersey. The Company has not commenced principal operations nor generated revenue as of November 30, 2015. The Company’s activities since inception have consisted primarily of formation activities and preparations to raise debt capital through the issuance of promissory notes (“Notes”) that will vary in duration from 6 to 36 months and will be repaid at interest rates ranging from 5% to 10% with a balloon payment at maturity. Notes issued through the Company will not be charged a commission, but Notes issued through independent brokers/dealers will be charged a commission of up to 8%. ~~The Company will not be responsible for the repayment of the Notes, rather their repayment is singularly dependent on borrower payments.~~ The Company is dependent upon capital resources for the commencement of its planned principal operations and is subject to significant risks and uncertainties, including failing to secure funding to operationalize the Company’s planned operations.

General Company Provisions

The Company is managed by CFI, the Company’s sole and managing member. The rights, duties and powers of the managing member are governed by the Company operating agreement.

The managing member, acting alone, has the power and authority to act for and bind the Company.

Term and Offering of the Company

The Company will continue in perpetuity unless the managing member chooses to dissolve it.

CF Fund II, LLC

Notes to Financial Statement

November 30, 2015

NOTE 1 -	SUMMARY OF ORGANIZATION AND SIGNIFICANT ACOUNTING POLICIES (CONTINUED)

Management’s Plan to Achieve Profitability

As of November 30, 2015, the Company did not generate any revenue nor incur any operating expenses. Management is in the process of seeking debt funding and commencing operations.

Basis of Presentation and Use of Estimates

The Company’s financial statements are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America. These require the use of estimates and assumptions that affect the assets reported in the financial statements, as well as amounts included in the notes thereto, including discussion and disclosure of contingent liabilities. Although the Company uses its best estimates and judgments, actual results could differ from these estimates as future confirming events occur.

Fair Value Measurements

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date. The Company determines the fair values of its assets and liabilities based on a fair value hierarchy that includes 3 levels of inputs that may be used to measure fair value. The 3 levels are as follows:

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date. An active market is a market in which transactions occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2 inputs are those other than quoted prices that are observable for the asset or liability, either directly or indirectly.

Level 3 inputs are unobservable inputs for the asset or liability. Unobservable inputs reflect the Company’s own assumptions about the inferences that market participants would use in pricing the asset or liability (including assumptions about risk). Unobservable inputs are developed based on the best information available in the circumstances and may include the Company’s own data.

Fair value measurements are further discussed in Note 4.

CF Fund II, LLC

Notes to Financial Statement

November 30, 2015

NOTE 1 -	SUMMARY OF ORGANIZATION AND SIGNIFICANT ACOUNTING POLICIES (CONTINUED)

Management Fees

The Company will charge borrowers a loan origination fee up to 10% of the original loan amount depending on market conditions; a loan servicing fee of 4% will be charged to service loans; loan extension and modification fees will be charged at rates of 1% to 3%; and loan processing fees will be charged at prevailing rates. The Company will also charge late payment fees; default interest; prepayment penalties; and other fees. CFI will administer all of the aforementioned services and receive 100% of the related payments.

Income Taxes

The Company, with the consent of its member, has elected to be a partnership under the Internal Revenue Code and a similar section of the state code. The members of a partnership are taxed on their proportionate shares of the Company’s taxable income. As a partnership, the Company is also not subject to Pennsylvania corporate income tax. Therefore, no provision or liability for federal or Pennsylvania income taxes has been included in these financial statements.

The Company’s income tax returns are subject to review and examination by federal, state and local governmental authorities. As of November 30, 2015, no income tax returns have been filed with federal, state and local governmental authorities.

NOTE 2 -	COMPANY’S ABILITY TO CONTINUE AS A GOING CONCERN

The Company is currently in the process of securing investor financing and commencing operations. However, there can be no assurance that the Company will successfully be able to generate debt financing or find appropriate existing loan investments. Failure to secure debt financing or secure existing loan investments could adversely affect the Company’s ability to achieve it business objective and continue as a going concern.

NOTE 3 -	CASH CONCENTRATION

The Company maintains funds in a financial institution that is a member of the Federal Deposit Insurance Corporation. As such, funds are insured based on the Federal Reserve limit. The Company has not experienced any losses to date, and management believes it is not exposed to any significant credit risk on the current account balance. At times, cash balances may exceed insured amounts.

CF Fund II, LLC

Notes to Financial Statement

November 30, 2015

NOTE 4 -	FAIR VALUE MEASUREMENTS

Due to its short term nature, the carrying value of cash approximates its fair value at November 30, 2015.

NOTE 5 -	COMMITMENTS AND CONTINGENT LIABILITIES

In the normal course of business, the Company may become a party to litigation matters involving claims against it. At November 30, 2015, there are no current matters that would have a material effect on the Company’s financial position or results of operations.

NOTE 6 -	SUBSEQUENT EVENTS

The Company has evaluated subsequent events through December 18, 2015, the date the financial statement was available to be issued, and there were no events to report.

December 18, 2015

Ms. Jeffrey A. Cella

CF Fund II, LLC

3440 Lehigh Street, Box 163

Allentown, Pennsylvania 18103

Dear Jeff:

Enclosed please find a PDF copy of the Auditors’ Report and Audited Financial Statement of CF Fund II, LLC as of November 30, 2015.

Thank you for allowing Spiegel Accountancy Corp. to be of service. Please call if you have any questions or if we can be of service in any other manner.

Sincerely,

Henry Chavez, CPA

Senior Audit Manager

Conquest Funding, Inc.

Balance Sheet

As of September 30, 2015

	Sep 30, 15	Sep 30, 14
ASSETS
Current Assets
Checking/Savings	360,742.22	323,077.02
Other Current Assets
Notes Receivable	625,961.22	932,815.85
Total Other Current Assets	625,961.22	932,815.85
Total Current Assets	986,703.44	1,255,892.87
Fixed Assets
Furniture and Equipment	5,635.35	5,635.35
Less Accumulated Depreciation	-2,813.03	-2,813.03
Total Fixed Assets	2,822.32	2,822.32
Other Assets
Officers loan	0.00	41,726.83
Organization Expense	2,169.35	2,169.35
Less Amortization	-422.60	-422.60
Real Estate Partnerships	0.00	112,500.00
Total Other Assets	1,746.75	155,973.58
TOTAL ASSETS	991,272.51	1,414,688.77
LIABILITIES & EQUITY
Liabilities
Current Liabilities
Credit Cards	13,888.42	232.58
Other Current Liabilities
Federal and State	191.00	191.00
Note Payable	50,000.00	50,743.10
Clearing Liabilities	0.00	13,897.98
Escrow Liabilities	156,050.00	292,500.00
Total Other Current Liabilities	206,241.00	357,332.08
Total Current Liabilities	220,129.42	357,564.66
Long Term Liabilities	753,065.05	1,013,896.65
Total Liabilities	973,194.47	1,371,461.31
Equity
Capital Stock	25,000.00	25,000.00
Paid In Capital	50,000.00	50,000.00
Retained Earnings	-31,772.54	2,340.52
Net Income	-25,149.42	-34,113.06
Total Equity	18,078.04	43,227.46
TOTAL LIABILITIES & EQUITY	991,272.51	1,414,688.77

Conquest Funding, Inc.

Balance Sheet

As of September 30, 2015

	Sep 30, 15	Sep 30, 14

ASSETS
Current Assets
Checking/Savings
Wells Fargo-Clearing Account	50.00	13,947.98
Wells Fargo-Escrow	156,452.78	292,902.78
Wells Fargo-Operating account	204,239.44	16,226.26

Total Checking/Savings	360,742.22	323,077.02

Other Current Assets
Notes Receivable
Robert Epinger-4224 Main St, Wh	50,000.00	0.00
Sussick Const-1298 Mary Court	135,000.00	0.00
Conquest Prop LLC-140 Greenwich	30,000.00	0.00
ACG Holdings, LLC-415 Beech St	36,000.00	0.00
Diane Effting	11,053.81	0.00
Good As New Vent-28 Park Lake	210,000.00	0.00
DLP Fund Acq-774-776 S Main St	130,000.00	0.00
0229 Ventures-2018 Leithsville	0.00	145,000.00
1126 Ventures- 509 Red Barn Dr	0.00	50,000.00
1126 Ventures-1163 Timber Hill	0.00	70,000.00
1126 Ventures 1308 S Krocks Rd	0.00	170,000.00
DLP Acq Fund II - 1101 Ferry St	0.00	45,000.00
CAD Holdings-1485 Morgan Hill	0.00	125,000.00
0229 Ventures-2916 Charlotte	0.00	40,000.00
CDA Ventures- 825 N Oswego All	0.00	100,000.00
0229 Ventures-721 Westminster	0.00	45,000.00
CDA Ventures, LLC-7386 Alburtis	0.00	57,500.00
Gary Siebel	0.00	841.64
Warren Arnold-2083 Oakhurst Dr	23,907.41	24,474.21
JJMD Realty-330&336 Arrowhead	0.00	60,000.00

Total Notes Receivable	625,961.22	932,815.85

Total Other Current Assets	625,961.22	932,815.85

Total Current Assets	986,703.44	1,255,892.87

Fixed Assets
Furniture and Equipment	5,635.35	5,635.35
Less Accumulated Depreciation	-2,813.03	-2,813.03

Total Fixed Assets	2,822.32	2,822.32

Other Assets
Officers loan	0.00	41,726.83
Organization Expense	2,169.35	2,169.35
Less Amortization	-422.60	-422.60
Real Estate Partnerships
515 S 25th Street, Allentown	0.00	60,000.00
6011 Fountain Rd, Zionsville	0.00	52,500.00

Total Real Estate Partnerships	0.00	112,500.00

Total Other Assets	1,746.75	155,973.58

TOTAL ASSETS	991,272.51	1,414,688.77
LIABILITIES & EQUITY
Liabilities
Current Liabilities
Credit Cards
Wells Fargo Visa-7178	12,250.00	0.00
Capital One (Visa)	1,616.82	232.58

Total Credit Cards	13,866.82	232.58

Other Current Liabilities
Federal and State	191.00	191.00

-2

Conquest Funding, Inc.

Balance Sheet

As of September 30, 2015

	Sep 30, 15	Sep 30, 14

Note Payable
Marisa	0.00	743.10
Bruce R. Missimer	50,000.00	50,000.00

Total Note Payable	50,000.00	50,743.10

Clearing Liabilities
Clearing-815 Krocks Court	0.00	1,000.00
Clearing-450 S 7th St Emmaus	0.00	650.00
Clearing-848 Cattell St, Easton	0.00	880.00
Clearing-523 S Main Bangor	0.00	500.00
Clearing-2076 Taylor 2nd mtg	0.00	290.00
Clearing-2076 Taylor Road, Cent	0.00	1,000.00
Clearing-5874 Old Carriage,Bath	0.00	750.00
Clearing-1220 24th St Allentown	0.00	1,770.00
Clearing-1106 Railroad St, Cata	0.00	250.00
Clearing-1 Orange NJ	0.00	590.00
Clearing-1007 Butler St, Easton	0.00	800.00
Clearing Jane Cella accrued int	0.00	4,251.31
Clearing -623 Mount Holly, Balt	0.00	1,166.67

Total Clearing Liabilities	0.00	13,897.98

Escrow Liabilities
234 & 373 Beech St, Pottstown	68,000.00	0.00
4224 Main St, Whitehall	10,600.00	0.00
1640 N. Brookside Rd, Macungie	40,000.00	0.00
1298 Mary Court, Danielsville	9,450.00	0.00
415 Beech St, Pottstown, PA	13,000.00	0.00
179 route 519 Phillipsburg	15,000.00	0.00
2018 Leithsville Rd, Hellertown	0.00	55,000.00
1163 Timber Hill Rd, Henryville	0.00	20,000.00
1308 S. Krocks Rd, Allentown	0.00	25,000.00
509 Red Barn, Easton 2nd mtg	0.00	40,000.00
815 Krocks Court, Allentown	0.00	35,000.00
450 S 7th St, Emmaus	0.00	35,000.00
1101 Ferry St, Easton	0.00	5,000.00
848 Cattell St, Easton	0.00	16,000.00
523 S Main St, Bangor	0.00	10,000.00
2076 Taylor Rd, Center Valley	0.00	2,000.00
5874 Old Carriage Road, Bath	0.00	17,500.00
1106 Railroad St, Catasauqua	0.00	14,000.00
1007 Butler St, Easton	0.00	18,000.00

Total Escrow Liabilities	156,050.00	292,500.00

Total Other Current Liabilities	206,241.00	357,332.08

Total Current Liabilities	220,107.82	357,564.66

Long Term Liabilities
Accrued int payable-B Missimer	11,019.54	5,235.65
Accrued Interest Payable (PPM)	145,041.63	107,661.00
PPM-Notes Payable
Four Adelphia, Inc	25,000.00	25,000.00
Carla Wenner IRA	30,000.00	30,000.00
Alan France IRA	49,000.00	49,000.00
Hayman Salib MD PC	25,000.00	25,000.00
Diane Effting, IRA	0.00	20,000.00
Armand J. Dalessandro JR. & Sue	0.00	196,000.00
Vickie L. Homa	32,003.88	20,000.00
Keith Donald	0.00	100,000.00
Don & Kathy Biever	50,000.00	50,000.00
Scott Curto IRA	115,000.00	115,000.00
Ronald & Karen Duh	35,000.00	35,000.00
Terry Kates IRA	38,000.00	38,000.00

Conquest Funding, Inc.

Balance Sheet

As of September 30, 2015

	Sep 30, 15	Sep 30, 14

Garrett Laudone IRA	62,000.00	62,000.00
Timothy Messerli IRA	136,000.00	136,000.00

Total PPM-Notes Payable	597,003.88	901,000.00

Total Long Term Liabilities	753,065.05	1,013,896.65

Total Liabilities	973,172.87	1,371,461.31

Equity
Capital Stock	25,000.00	25,000.00
Paid In Capital	50,000.00	50,000.00
Retained Earnings	-31,772.54	2,340.52
Net Income	-25,127.82	-34,113.06

Total Equity	18,099.64	43,227.46

TOTAL LIABILITIES & EQUITY	991,272.51	1,414,688.77